UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MOLSON COORS BREWING COMPANY
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MOLSON COORS BREWING COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 29, 2013

The Annual Meeting of Stockholders of Molson Coors Brewing Company will be held at 11:00 a.m. (local time) on May 29, 2013, at the Company’s Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, for the following purposes:

(1)         To elect 14 directors;

(2)         To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013;

(3)         To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)         To approve an amendment to the Company’s Restated Certificate of Incorporation to provide that the holders of our Class A common stock and Class B common stock shall vote together as a single class, on an advisory basis, on any proposal to approve the compensation of the Company’s named executive officers presented at any annual meeting of stockholders held after January 1, 2014; and

(5)         To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

In accordance with the bylaws and action of the Board of Directors, stockholders of record at the close of business on April 1, 2013 are entitled to receive notice of the meeting, and to vote at the meeting and any and all adjournments or postponements thereof.

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders, containing instructions on how to access our proxy materials and vote online, on or about April 19, 2013. Our proxy statement and related exhibits accompanying this notice of Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us.  We urge you to review our proxy materials and promptly submit your proxy/voting instructions by telephone or over the Internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided so that your shares will be represented and voted at the Annual Meeting even if you cannot attend.  For more information about how to vote your shares, please see the discussion beginning on page 1 of our proxy statement under the heading “Questions and Answers about the Annual Meeting and Voting.”

Thank you for your interest in our company. We look forward to seeing you at the Annual Meeting.

By order of the Board of Directors,

Samuel D. Walker
Chief People and Legal Officer and Corporate Secretary

April •, 2013

i

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (Board) of Molson Coors Brewing Company, a Delaware corporation (Molson Coors or the Company), for use at the Annual Meeting of Stockholders (Annual Meeting), which will be held at 11:00 a.m. (local time), Wednesday, May 29, 2013 at the Company’s Montréal brewery located at 1670 Notre Dame Street East, Montréal, Québec, Canada H2L 2R4, and at any and all adjournments or postponements of that Annual Meeting.

Molson Coors has dual principal executive offices located at 1225 17th Street, Suite 3200, Denver, Colorado, USA 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5.

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders, containing instructions on how to access our proxy materials and vote online, on or about April 19, 2013. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2013:  the Notice of Annual Meeting, this proxy statement, and the Annual Report on Form 10-K for the fiscal year ended December 29, 2012 are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.              What are the Company’s outstanding voting securities?

The outstanding classes of our voting securities include our Class A common stock, par value $0.01 per share (Class A common stock), and Class B common stock, par value $0.01 per share (Class B common stock). In addition, we have outstanding Special Class A voting stock, par value $0.01 per share (Special Class A stock), and Special Class B voting stock, par value $0.01 per share (Special Class B stock), through which the holders of Class A exchangeable shares and Class B exchangeable shares issued by Molson Coors Canada Inc. (Exchangeco), a Canadian corporation and subsidiary of Molson Coors, may exercise their voting rights with respect to Molson Coors.

Each holder of record of the Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares is entitled to one vote for each share held, without the ability to cumulate votes on the election of directors.

2.              How many shares are outstanding?

At the close of business on April 1, 2013, the record date for the Annual Meeting, there were outstanding • shares of Class A common stock, and • shares of Class B common stock, 1 share of Special Class A stock (representing • Class A exchangeable shares) and 1 share of Special Class B stock (representing • Class B exchangeable shares). Only stockholders of record at the close of business on April 1, 2013, are entitled to vote at the Annual Meeting.

3.              What are the Class A exchangeable shares and Class B exchangeable shares?  How do they vote?

The Special Class A stock and the Special Class B stock provide the mechanism for holders of Class A exchangeable shares and Class B exchangeable shares, which are intended to be substantially the economic equivalent of the corresponding class of Molson Coors common stock, to vote with the corresponding class of Molson Coors common stock. The Special Class A stock and Special Class B stock are entitled to one vote for each outstanding Class A exchangeable share and Class B exchangeable share, respectively, excluding shares held by Molson Coors or its subsidiaries, and generally vote together with the Class A common stock and Class B common stock, respectively, on all matters on which the Class A common stock and Class B common stock are entitled to vote. This structure provides voting rights to a holder of the exchangeable shares through a voting trust arrangement. The trustee holder of the Special Class A stock and the Special Class B stock has the right to cast a number of votes equal to the number of then-outstanding Class A exchangeable shares and Class B exchangeable shares, respectively, but will only cast a number of votes equal to the number of Class A exchangeable shares and Class B exchangeable shares as to which it has received voting instructions from the owners of record of those Class A exchangeable shares and Class B exchangeable shares, other than Molson Coors or its subsidiaries, respectively, on the record date.

4.              I am a holder of exchangeable shares; will I receive additional materials?

The exchangeable shares are non-voting (except as required by the provisions attaching to the exchangeable shares or by applicable law) with respect to Exchangeco. Therefore, this proxy statement and the proxy solicitation materials relate solely to Molson Coors. There will not be a separate annual meeting of Exchangeco. You will not receive a notice of an annual meeting of the stockholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the stockholders of Exchangeco.

Because the value of the exchangeable shares, determined through dividend and dissolution entitlements and capital appreciation, is determined by reference to the consolidated financial performance and condition of Molson Coors rather than Exchangeco, information respecting Exchangeco (otherwise than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares.

Holders of exchangeable shares effectively have a participating interest in Molson Coors and not a participating interest in Exchangeco.  It is, therefore, the information relating to Molson Coors that is directly relevant to the holders of exchangeable shares voting in connection with the matters to be transacted at the Annual Meeting.

5.             What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name through either Computershare Trust Company, N.A. (Computershare), for the Class A common stock or the Class B common stock, or Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company (CIBC Mellon), for the exchangeable shares, you are considered a stockholder of record with respect to those shares.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

6.              How do I attend the Annual Meeting and what do I need to bring?

If you are a stockholder of record, you will be asked to present photo identification, such as a driver’s license, in order for Molson Coors to verify your record ownership of shares.  If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you submit your proxy/voting instructions.

If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee, as well as photo identification, for admission to the Annual Meeting.  You also may bring your brokerage statement reflecting your ownership as of April 1, 2013 with you.  Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in the response to Question 7.

Please note that cameras, sound or video recording equipment, cellular telephones, blackberries or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

7.              How can I vote at the Annual Meeting if I am a beneficial owner of Class A common stock or Class B common stock?

You should ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy in time, you can follow the procedures described in the response to Question 6 to gain admission to the Annual Meeting. However, you will not be able to vote your shares at the Annual Meeting.

8.              I hold exchangeable shares; how do I vote?  Can I vote in person at the Annual Meeting?

As discussed above, holders of exchangeable shares (other than Molson Coors or its subsidiaries) are entitled to vote at annual meetings of holders of the corresponding classes of Molson Coors common stock through a voting trust arrangement. If you hold Class A exchangeable shares and/or Class B exchangeable shares as of the record date, you may provide voting instructions to CIBC Mellon, as trustee, although your voting instructions must be received no later than 11:59 p.m. EDT on May 24, 2013.  If you do not send instructions by this deadline, the trustee will not be able to vote your Class A exchangeable shares and/or Class B exchangeable shares. You may revoke previously given voting instructions by delivering subsequent voting instructions by mail, Internet or telephone, but in no circumstance, later than 11:59 p.m. EDT on May 24, 2013.

Holders of exchangeable shares cannot vote in person at the Annual Meeting.

9.              I hold shares in my MillerCoors retirement accounts; how do I vote?

We have been advised by MillerCoors LLC (MillerCoors), the Company’s joint venture with SABMiller plc, that according to the trust agreement concerning the MillerCoors LLC Savings and Investment Plan (the MillerCoors Plan), employees holding Molson Coors shares in their retirement plans are entitled to receive proxy materials and vote at the Annual Meeting.  If you participate in the MillerCoors Plan, you may give voting instructions for the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the record date.  You may provide voting instructions to Fidelity Management Trust Company, as trustee, through its agent, Broadridge Financial Services (Broadridge), by completing and returning the proxy card accompanying your proxy materials.  The trustee will vote your shares in accordance with your duly executed instructions received no later than 5:00 p.m. EDT on May 22, 2013.  If you do not send instructions to Broadridge, then the trustee will vote shares credited to your account in the same proportion on each issue as it votes those shares credited to the accounts of other employees holding Molson Coors shares in the MillerCoors Plan for which it has received voting instructions.  You may also revoke previously given voting instructions prior to 5:00 p.m. EDT on May 22, 2013, by submitting to Broadridge, a properly completed and signed proxy card bearing a later date.

10.       What is a quorum?

The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on each matter, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be postponed or adjourned to allow additional time for obtaining the required quorum. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn. Shares held by Molson Coors in treasury do not count toward a quorum.

11.       What different methods can I use to vote?

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a beneficial owner, you will receive a written proxy card or a vote instruction form from your bank or broker.

By Telephone or Internet. All stockholders of record also can submit a proxy/voting instructions by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may submit a proxy/voting instructions by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet proxy/voting instruction procedures are designed to authenticate stockholders’ identities, to allow stockholders to submit a proxy/voting instructions for their shares, and to confirm that their instructions have been recorded properly.

In Person. All stockholders of record of Class A common stock and Class B common stock may vote in person at the Annual Meeting. Beneficial owners of Class A common stock and Class B common stock may vote in person at the Annual Meeting if they have a legal proxy, as described in the response to Question 7.

12.       What is the record date and what does it mean?

The record date for the Annual Meeting is April 1, 2013. The record date is established by the Board as required by the Delaware General Corporation Law and the Company’s bylaws. Owners of record of Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares at the close of business on the record date are entitled to:

•                  receive notice of the Annual Meeting; and

•                  vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

13.       What can I do if I change my mind after I submit a proxy/voting instructions for my shares?

Holders of common stock can revoke a proxy prior to the completion of voting at the Annual Meeting by:

•                  giving written notice to the Office of the Corporate Secretary of the Company;

•                  delivering a later-dated proxy (or later-dated instructions to your bank or broker if you are a beneficial owner, or later-dated instructions to Broadridge if you hold shares in the MillerCoors retirement account); or

•                  voting in person at the Annual Meeting (unless you are a beneficial owner without a legal proxy, as described in the response to Question 7).

Holders of exchangeable shares can revoke voting instructions by delivering subsequent voting instructions by mail, Internet or telephone no later than 11:59 pm EDT on May 24, 2013.

14.       What are my voting choices when voting for Class A Director nominees identified in this proxy statement, and what vote is needed to elect the Class A Directors?

In the vote on the election of the 11 Class A Director nominees identified in this proxy statement to serve until the next annual meeting, holders of Class A common stock and Class A exchangeable shares may:

•                  vote in favor of all nominees;

•                  vote in favor of specific nominees;

•                  vote against all nominees;

•                  vote against specific nominees;

•                  abstain from voting with respect to all nominees; or

•                  abstain from voting with respect to specific nominees.

Directors will be elected by a plurality of the votes cast by the holders of the Class A common stock and Class A exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR each of the nominees.

15.       What are my voting choices when voting for Class B Director nominees identified in this proxy statement and what vote is needed to elect the Class B Directors?

In the vote on the election of the 3 Class B Director nominees identified in this proxy statement to serve until the next annual meeting, holders of Class B common stock and Class B exchangeable shares may:

•                  vote in favor of all nominees;

•                  vote in favor of specific nominees;

•                  vote against all nominees;

•                  vote against specific nominees;

•                  abstain from voting with respect to all nominees; or

•                  abstain from voting with respect to specific nominees.

Directors will be elected by a plurality of the votes cast by the holders of the Class B common stock and Class B exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR each of the nominees.

16.       What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as independent auditors and what vote is needed to ratify their appointment?

In the vote to ratify the appointment of PwC as independent auditors, holders of Class A common stock and Class A exchangeable shares may:

•                  vote in favor of the ratification;

•                  vote against the ratification; or

•                  abstain from voting on the ratification.

The proposal to ratify the appointment of PwC as independent auditors will require the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class A exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR the ratification.

17.       What are my voting choices when voting on the advisory proposal to approve the compensation of the named executive officers (say on pay) and what vote is needed to approve say on pay?

In the advisory vote to approve say on pay, holders of Class A common stock and Class A exchangeable shares may:

•                  vote in favor of the proposal;

•                  vote against the proposal; or

•                  abstain from voting on the proposal.

The advisory proposal to approve say on pay will require the affirmative vote of a majority of the votes cast by the holders of the Class A common stock and Class A exchangeable shares, together as a class, voting in person or by proxy at the Annual Meeting.  As an advisory vote, this proposal is not binding on the Company.  However, the Board values the opinions expressed by stockholders, and the Compensation and Human Resources Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board recommends a vote FOR the advisory vote to approve say on pay.

18.       What are my voting choices when voting on the amendment to the Company’s Restated Certificate of Incorporation and what vote is needed to approve the amendment?

In the vote to approve the amendment to the Company’s Restated Certificate of Incorporation, holders of Class A common stock, Class A exchangeable shares, Class B common stock, and Class B exchangeable shares may:

•                  vote in favor of the proposal;

•                  vote against the proposal; or

•                  abstain from voting on the proposal.

The proposal to approve the amendment to the Company’s Restated Certificate of Incorporation will require two separate class votes:  (a) the affirmative vote of the holders of a majority in voting power of the Class A common stock and Class A exchangeable shares entitled to vote thereon, voting together as a single class, and (b) the affirmative vote of the holders of a majority in voting power of the Class B common stock and Class B exchangeable shares entitled to vote thereon, voting together as a single class.

The Board recommends a vote FOR the amendment to the Restated Certificate of Incorporation.

19.       What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders of record should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•                  FOR the election of all Director nominees as set forth in this proxy statement;

•                  FOR the proposal to ratify the appointment of PwC as independent auditors;

•                  FOR the advisory proposal to approve say on pay; and

•                  FOR the amendment to the Company’s Restated Certificate of Incorporation.

20.       What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items. The election of Directors, the advisory say on pay vote, and the amendment to the Company’s Restated Certificate of Incorporation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners of Class A common stock and Class B common stock, as applicable.

Discretionary Items. The ratification of the appointment of PwC is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners of Class A common stock may vote on this proposal in their discretion.

If you are a beneficial owner of exchangeable shares and do not provide CIBC Mellon with voting instructions, your shares will not be voted on any matter.

21.       How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in votes cast, so they will not affect the outcome of the vote on the election of Directors, the ratification of the appointment of PwC as independent auditors, or the advisory proposal on say on pay.  Abstentions and broker non-votes will have the effect of votes AGAINST the proposal to amend the Company’s Restated Certificate of Incorporation.

22.       Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet?

The Notice of Annual Meeting, Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (Form 10-K) are available at www.proxyvote.com.  Instead of receiving future copies of these documents by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record. If you submit a proxy/voting instructions on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

23.       How are proxies solicited and what is the cost?

The Company has engaged Georgeson Inc. to assist with the solicitation of proxies for a fee of $7,500 plus expenses. The Company will bear all expenses incurred in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock and/or exchangeable shares.  The Company’s Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

24.       Will there be an audio-cast of the Annual Meeting?

You can listen to a live audio-cast of the Annual Meeting by visiting our website at www.molsoncoors.com, click on “Investors”, click on “Past Events and Presentations”, and click on the link to the audio-cast. An archived copy of the audio-cast will be available until June 30, 2013.

We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Company’s bylaws provide for the annual election of Directors.  The Board has currently set the number of directors at 15: 12 Class A directors and 3 Class B directors.  However, for purposes of the Annual Meeting, only 14 directors are being nominated for election:  11 Class A directors and 3 Class B directors.  There will be one Class A director vacancy which the Board does not currently plan to fill.  At the Annual Meeting, votes may not be cast for a greater number of director nominees than the 14 nominees named in the proxy statement.

Fourteen directors are to be elected at the Annual Meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified.  The 14 nominees consist of:

•                  11 directors to be elected by the holders of the Class A common stock and the Special Class A stock (as instructed by the holders of Class A exchangeable shares), voting together as a single class; and

•                  3 directors to be elected by the holders of the Class B common stock and the Special Class B stock (as instructed by the holders of Class B exchangeable shares), voting together as a single class.

The following table sets forth certain biographical information regarding each Director, including a summary description of each individual’s particular knowledge, qualifications or areas of expertise considered for nomination to the Company’s Board.  For more information on the nomination of our Class A directors and Class B directors, please refer to “Nomination of Directors” beginning on page 12.

Each of the Directors has consented to serve if elected.  If any of them becomes unavailable to serve as a Director, a substitute nominee may be designated in accordance with the Company’s Restated Certificate of Incorporation and bylaws. In that case, the persons named as proxies will vote for the substitute nominees designated in accordance with the Restated Certificate of Incorporation and bylaws.

CLASS A DIRECTORS

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Francesco Bellini	65

Director of Molson Coors since February 2005. Dr. Bellini previously served as a director of Molson Inc. (Molson), which merged with the Company in 2005, since 1997. Dr. Bellini has been Chairman, President and Chief Executive Officer of BELLUS Health Inc. (formerly Neurochem Inc.), a leading Canadian biopharmaceutical company, since 2002. Dr. Bellini retired in December 2009 as President and CEO but remains Chairman of BELLUS Health Inc. He is also Chairman of Picchio International, Inc. and Klox Technologies Inc., both companies are involved in healthcare. A pioneer in the Canadian biopharmaceutical industry, he was co-founder of Biochem Pharma, as well as Chairman and Chief Executive Officer from 1986 to 2001. Dr. Bellini also owns The Domodimonti Winery in Italy, which produces high quality natural wines with minimal synthetic intervention or additives. A graduate of the University of New Brunswick with a Ph.D. in 1977, he has authored and co-authored more than thirty patents over his 20-year career as a research scientist. Dr. Bellini is an Officer of the Order of Canada. In recognition of his major contributions in the fields of entrepreneurship, research and economy, Dr. Bellini received the title of ‘Cavaliere

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

del Lavoro’, the most prestigious honor granted by the Italian government.

Dr. Bellini provides the Board with extensive entrepreneurial and leadership experience as a result of his activities in founding companies and his service on the boards of numerous public and privately-held companies. Additionally, he brings extensive business experience as a CEO.

Peter H. Coors	66

Director of Molson Coors since February 2005, Vice Chairman of the Board of Molson Coors since May 2011, and previously Chairman of the Board of Molson Coors from December 2008 to May 2011. Since July 2008, Mr. Coors has also served as Chairman of the Board of MillerCoors in which the Company owns a 42% interest. He serves as trustee of Adolph Coors Company, LLC, Trustee of the Adolph Coors, Jr. Trust (Coors Trust), and he chairs the trust committee for the Coors Trust. The Coors Trust is a party to the Voting Agreement with Pentland Securities (1981) Inc. (Pentland) and 4280661 Canada Inc. (discussed further in the Beneficial Ownership Table beginning on page 22). Mr. Coors previously served as Vice Chairman of the Board of Molson Coors from 2005 to December 2008. He served Adolph Coors Company, the predecessor company to Molson Coors, as Vice Chairman of the Board from 2002 to 2005, and Chief Executive Officer from 2000 to 2002. He has served Coors Brewing Company, a wholly owned subsidiary of the Company, as Executive Chairman of the Board of Directors since 2002, a director since 1973, and Chief Executive Officer from 1992 to 2000. Since joining the Company in 1971, he has served in a number of different executive and management positions for Adolph Coors Company, Coors Brewing Company, and Molson Coors. Mr. Coors also serves on numerous community and civic boards, including the University of Colorado Hospital, National Western Stock Show and the Denver Area Council of the Boy Scouts of America. He was a director of U.S. Bancorp from 1996 until September 2008. He has been a director of Energy Corp. of America since 1996.

As a member of the Coors family and a former CEO of the Company, Mr. Coors, a major stockholder, brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  Mr. Coors provides a strong relationship with U.S. distributors. Mr. Coors is a recognized leader in the beer industry and provides a strong perspective, leadership and expertise in the U.S. beer business. He is also a well-recognized public representative of the Company.

Christien Coors Ficeli	39

Director of Molson Coors since June 2010. Since March 2013, Ms. Coors Ficeli has been a Manager at 9th Street Capital, a family owned investment fund. From January 2011 to March 2013, Ms. Coors Ficeli was Director of On Premise channel marketing at MillerCoors. Previously, she was Region Chain Director at MillerCoors from July 2008. She previously held several other sales management roles across the U.S. with Coors Brewing Company, in distributor and chain facing roles. Before joining Coors Brewing Company, she worked at E&J Gallo and Xerox Corporation in sales and brand management roles. Ms. Coors Ficeli serves on the board as VP of Finance of Rocky Mountain Active 20/30, a fundraising organization focused on children in the Denver area. She also serves on the Board of Trustees for the Adolph Coors Company LLC, and as a trustee of the Coors Trust. She earned her undergraduate degree in marketing and management from Santa Clara University, and her MBA from the University of Denver.

As a member of the Coors family, Ms. Coors Ficeli brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  She also brings a business background in the beer and wine industries, in distribution, sales and brand management. She also offers a strong perspective, leadership and expertise in the U.S. beer business.

Brian D. Goldner	49

Director of Molson Coors since November 2010. Mr. Goldner is President, Chief Executive Officer and a director of Hasbro, Inc., a children’s and family leisure time entertainment products and services company, a position he has held since 2008. From 2006 to 2008, Mr. Goldner was Chief Operating Officer and from 2003 to 2006 was President of the U.S. Toys Segment of Hasbro, Inc. Mr. Goldner serves on the boards of the Toy Industry Association, the Miriam Hospital in Providence, RI, and Hole in the Wall Camps. Prior to joining Hasbro, Mr. Goldner held a number of management positions including Executive Vice President and Chief Operating Officer of Bandai America, Worldwide Director in Charge of the LA office of J. Walter Thompson, and Vice

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

President and Account Director in the Chicago office of Leo Burnett Advertising. He is a graduate of Dartmouth College and the Executive Education Program at the Amos Tuck School.

Mr. Goldner provides the Board with extensive experience in building global brands and growing multi-brand international companies. Additionally, he brings business experience as a CEO.

Franklin W. Hobbs	65

Director of Molson Coors since February 2005. Mr. Hobbs previously served as a director of Adolph Coors Company since 2001. He served as Chief Executive for the investment bank, Houlihan Lokey Howard & Zukin, from 2002 to January 2003. He served in roles of increasing responsibility at Dillon, Read & Co., an investment bank, from 1972 to 1992, as Chief Executive Officer from 1992 to 1997, and ultimately served as Chairman of UBSWarburg following a series of mergers between Dillon Read and SBC Warburg, and later with Union Bank of Switzerland. Mr. Hobbs has served as an advisor to One Equity Partners, a private equity investment firm, since 2004. He currently serves on the Board of Directors of Lord, Abbett & Co. He is Chairman of the Board of Ally Financial Inc. (formerly General Motors Acceptance Corp.), and serves on the Board of Trustees and is Treasurer of The Frick Collection. Formerly, he served on the Board of Overseers of Harvard University, also serving on the Audit Committee, and was President of the Board of Trustees of Milton Academy, where he also served on the Audit Committee. Mr. Hobbs is a graduate of Harvard College and Harvard Business School.

Mr. Hobbs provides the Board with a high level of financial literacy and expertise due to his background as an investment banker, his service on audit committees and his experience as a CEO. He also provides extensive knowledge about the Company.

Andrew T. Molson	45

Director of Molson Coors since February 2005, Chairman of the Board of Molson Coors since May 2011, and previously Vice Chairman of the Board of Molson Coors from May 2009 to May 2011. Mr. Molson is a partner and Chairman of RES PUBLICA Consulting Group, a Montréal-based holding and management company for two leading professional services firms, NATIONAL Public Relations (where he has worked since 1997) and Cohn and Wolfe | Canada, both offering strategic public relations counsel to a wide range of businesses. He became a member of the Québec bar in 1995 and holds a bachelor of arts degree from Princeton University, a masters of science in corporate governance and ethics from the University of London (Birbeck College). He is a director of The Montréal Canadiens, Groupe Deschênes Inc. and Montréal International. He is president of the Molson Foundation and serves on several non-profit boards, including the Concordia University Foundation, the Institute for Governance of Private and Public Organizations and the Montréal General Hospital Foundation. He is also chairman of La Fondation du maire: le Montréal inc. de demain.

As a member of the Molson family, which has been instrumental in developing the Canadian beer business since it opened the now-oldest brewery in North America in 1786, Mr. Molson, a representative of a major stockholder, brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  He also brings extensive knowledge regarding public relations and corporate governance.  Additionally, he provides a strong perspective, leadership and expertise in the Canadian beer business.

Geoffrey E. Molson	42

Director of Molson Coors since May 2009. Mr. Molson has served as Chairman and a General Partner (since December 2009), and is the President and Chief Executive Officer (since June 2011) of the CH Group Limited Partnership, owner of the Montréal Canadiens Hockey Club, Evenko and The Bell Centre. From 2006 to December 2009, Mr. Molson served as Vice-President of Marketing for Molson. He previously served as Vice President of Sales and Marketing from 2004 to 2005, Vice President of Quality and Distributor Development from 2001 to 2004, and Key Account Sales Manager — Canada and Director of Trade Marketing from 1999 to 2001, for Molson USA, a wholly-owned subsidiary of the Company. He was a senior consultant at CSC Consulting (formerly The Kalchas Group), a strategy consultancy firm, from 1996 to 1999. Prior to this he worked in media at The Coca-Cola Company. Mr. Molson holds an MBA from Babson Business School and a BA from St. Lawrence University. Mr. Molson is a member of The Molson Foundation, a family foundation dedicated to the betterment of Canadian society, as well as St. Mary’s Hospital Foundation and the Montreal Canadiens Children’s Foundation. He currently represents Molson

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Coors as Ambassador, representing the Molson family in key strategic areas of the business. He has served as a Director of Rona Inc. since May 2012.

As a member of the Molson family, which has been instrumental in developing the Canadian beer business since it opened the now-oldest brewery in North America in 1786, Mr. Molson brings to the Board extensive knowledge of the Company’s history and culture, and the perspective of a long-term, highly committed stockholder.  He also brings experience in beer sales, marketing, distributor development and key account management.  Additionally, Mr. Molson brings experience in the sports and entertainment industry, which is an important marketing platform for the Company.

Iain J.G. Napier	64

Director of Molson Coors since July 2008. Mr. Napier is currently Chairman of Imperial Tobacco Group plc (since February 2007), where he chairs the Nominations Committee, and Chairman of McBride PLC (since July 2007), also where he chairs the Nominations Committee and is a member of the Remuneration Committee. He is a Non-Executive Director of William Grant & Sons Holdings Limited (since May 2009), where he chairs the Audit Committee. Mr. Napier previously served as Chief Executive Officer of Taylor Woodrow PLC, an international housing and development company, from 2002 to 2006. Prior to this, he worked extensively in the beer and leisure industries. From 2000 to 2001, he was Vice President U.K. and Ireland for InBev S.A., following their acquisition of Bass Brewers Ltd. From 1989 to 2000 he held various leadership positions with Bass, including as a main board Director and Chief Executive Officer of Bass Brewers and Bass International Brewers from 1996 to 2000. Earlier in his career, Mr. Napier also held senior management positions at Ford Motor Company and Whitbread PLC. Mr. Napier is a Fellow of the Chartered Institute of Management Accountants.

Mr. Napier provides the Board with a high level of financial literacy and expertise due to his background as a chartered management accountant, his service on public company audit committees and his experience as a CEO. He also provides extensive experience in the beer and leisure industries, including the U.K beer market.

Peter Swinburn	60

Director, Chief Executive Officer and President of Molson Coors since July 2008. Since July 2008, Mr. Swinburn has served as a Director of MillerCoors. He has also served as a Director of Express Inc. since February 2012 and Driven Brands, Inc. since November 2012. He served as President and Chief Executive Officer of Coors Brewing Company, a wholly owned subsidiary of the Company, from October 2007 to June 2008, and as President and Chief Executive Officer of Molson Coors Brewing Company (UK) Limited (MCBC UK), a wholly-owned subsidiary of the Company, from 2005 to November 2007. Before that, he served as President and Chief Executive Officer, Coors Brewing Worldwide and Chief Operating Officer of MCBC UK following the Company’s acquisition of MCBC UK in 2002, until 2003. Prior to the Company acquiring MCBC UK, Mr. Swinburn was Sales Director for Bass Brewers (the predecessor entity to MCBC UK) from 1994 to 2002.

Mr. Swinburn is required to be nominated to serve on the Board according to the Company’s Restated Certificate of Incorporation, by virtue of his position as Chief Executive Officer of the Company. He provides extensive experience in the beer business. He also provides the Board with management’s perspective.

Douglas D. Tough	63

Director of Molson Coors since February 2012. Mr. Tough is currently Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (IFF). Mr. Tough joined the IFF Board in 2008 and served as its non-Executive Chairman from October 2009 until he became Chief Executive Officer of the Company in March 2010. Previously, he served as Chief Executive Officer and Managing Director of Ansell Limited from 2004 until March 2010. Prior to joining Ansell, Mr. Tough held a number of positions with Procter & Gamble Company for 12 years, as well as a variety of executive positions with Cadbury Schweppes Plc (Cadbury), including serving as Chief Executive Officer of Dr Pepper / 7UP, Cadbury’s largest unit. Mr. Tough is a graduate of the University of Kentucky (B.B.A.) and an M.B.A. graduate of the University of Western Ontario.

Mr. Tough provides the Board with extensive experience with multi-brand international companies,

Class A Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held
		including a food and beverage company. Additionally, he brings business experience as a CEO.

Louis Vachon	50

Director of Molson Coors since May 2012. Mr. Vachon assumed the role of President, Chief Executive Officer of the National Bank of Canada in June 2007 and has served as a member of the Bank’s board of directors since 2007. He has also served as a Director of Fiera Capital Corporation since April 2012. He also currently serves on the board of directors for the Conseil des Gouverneurs Associes de l’Universite de Montreal and the Canadian Council of Chief Executives, and he has held other board positions as well. Mr. Vachon has been with the National Bank of Canada since 1996, previously serving as Chief Operating Officer and Director; Chief Executive Officer of National Bank Financial and Chairman of Natcan Investment Management;  Chairman of National Bank Financial; Senior Vice President of Treasury and Financial Markets; and President and Chief Executive Officer of Innocap Investment Management. Mr. Vachon holds a Master of International Business degree in international finance from the Fletcher School at Tufts University, a bachelor’s degree in economics from Bates College and a CFA certification from the CFA Institute. Mr. Vachon was identified by a third party search firm.

Mr. Vachon provides the Board with an extensive experience with financial markets, including financing and strategy. Additionally, Mr. Vachon brings business experience as a CEO of a bank and brings Canadian market experience.

 CLASS B DIRECTORS

Class B Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Roger Eaton	52

Director of Molson Coors since May 2012. Mr. Eaton assumed the role of Chief Operations Officer of Yum! Brands, Inc. in February 2012.  He also oversees the Asia FBU (Franchise Business Unit) and the KFC and Pizza Hut SOPAC (South Pacific) business for the Company’s international division, Yum! Restaurants International (YRI).  From June 2008 to February 2012, Mr. Eaton was CEO and President of KFC USA.  He also held several international positions at the company, including Senior Vice President, Regional Operations Director, General Manager and Finance Director in the South Pacific, Australia and New Zealand. From 1996 to 2000 and prior to his time at Yum! Brands, Inc., Mr. Eaton was employed by Hoyts Corporation — one of the world’s leading entertainment companies — where he served as Chief Operating Officer of Hoyts Cinemas Australia Limited and President of Hoyts USA Limited. He also worked as General Manager of Finance for Hoyts Pty Ltd, the private holding company of Hoyts Entertainment Ltd and Hoyts Media Ltd. Mr. Eaton holds a bachelor’s degree in commerce and a post graduate diploma in accounting from the University of Natal - Durban in South Africa. He passed the South African Public Accountants and Auditors Board exams in 1982.  He is a member of the Australian Institute of Chartered Accountants. Mr. Eaton was identified by a third party search firm.

Mr. Eaton provides the Board extensive experience in global retail brand management, operations and finance.

Charles M. Herington	54

Director of Molson Coors since February 2005. Mr. Herington previously served as a director of Adolph Coors Company since 2003. Since September 2012, Mr. Herington acts as an independent consultant to companies regarding a variety of issues including marketing, brand building and operations. He was Executive Vice President, Developing Market Group, Avon Products Inc., a large global consumer products company, from March 2011 to August 2012. Prior to that he was Executive Vice President, Latin America and Central and Eastern Europe of Avon Products Inc., a position he held since June 2009. He was EVP, Latin America Avon Products from March 2008 to June 2009, and Senior Vice President, Latin America Avon Products from March 2006 to March 2008. From 1999 to February 2006, Mr. Herington was President and CEO of AOL Latin America, a NASDAQ publicly-traded company. (In June 2005, AOL Latin America filed a voluntary petition for Chapter 11 bankruptcy. In April 2006, the bankruptcy court approved the company’s recovery and liquidation plan.) From 1997 to 1999 he served as President, Revlon Latin America. From 1990 to 1997, he held a variety of executive positions with Pepsico Restaurants International. From 1981 to 1990 he held different marketing and executive positions at Procter &

Class B Directors	Age	Business Experience, Qualifications, Areas of Expertise and Other Public Company Directorships Held

Gamble. Mr. Herington currently serves as a director of NII Holdings, and previously served on the Board of Directors of Advo Inc. from 2004 to 2007.

Mr. Herington provides the Board almost 30 years of experience in marketing, brand building and operations including his senior executive operations experience in Latin America and Central and Eastern Europe, and extensive marketing experience in Canada.

H. Sanford Riley	62

Director of Molson Coors since February 2005. Mr. Riley previously served as a director of Molson since 1999. He has been President and Chief Executive Officer of Richardson Financial Group, Ltd., a specialized financial services company, since 2003. Between 1992 and 2001, he served as President and Chief Executive Officer of Investors Group Inc., a personal financial services organization, retiring as Chairman in 2002. Mr. Riley has served as a director of The North West Company since 2002, becoming Chairman in 2008, and is also a director of GMP Capital, a publicly traded investment dealer. His community affiliations include serving as Chairman of the University of Winnipeg Foundation Board of Directors, past Chancellor of the University of Winnipeg and past Chairman of the Manitoba Business Council. He obtained a B.A. from Queen’s University and a J.D. from Osgoode Hall Law School. Mr. Riley is a Member of the Order of Canada.

Mr. Riley provides the Board a critical understanding of the Company and our business as a result of his years of service as a director. He also provides a high level of finance and corporate governance expertise, having served in executive leadership and board positions with several highly regulated global companies.

Family Relationships

Peter H. Coors and Christien Coors Ficeli, are father and daughter; and Andrew T. Molson and Geoffrey E. Molson are brothers. Eric H. Molson, father of Andrew and Geoffrey Molson, is Director and Chairman Emeritus, and Bill Coors, father of Peter H. Coors and grandfather of Christien Coors Ficeli, is also a Director Emeritus, as described below.

The Board of Directors recommends a vote FOR each of the persons listed above, and executed proxies that are returned will be so voted unless otherwise instructed.

Director and Chairman Emeritus

Eric H. Molson, formerly Chairman of the Board of Molson Coors, and Bill Coors were each named Director Emeritus of Molson Coors in June 2012.  Mr. Molson was also named Chairman Emeritus.  Messrs. Molson and Coors provide consulting and advisory services to the Board as requested, and may be invited to attend meetings of the Board on a non-voting basis.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board is elected by the stockholders to oversee their interests in the long-term success of the Company.  The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders.  The Board selects and oversees the members of senior management, who are charged with conducting the business of the Company. During 2012, the Board held 5 meetings.

Board Leadership Structure

The Company separates the roles of chairman of the board and chief executive officer pursuant to its bylaws.  According to the Company’s bylaws, the chairman of the board is appointed by the Class A-C nominating subcommittee, or the Class A-M nominating subcommittee, alternating on a biennial basis.  Andrew T. Molson was appointed Chairman of the Board by the Class A-M nominating subcommittee effective May 2011, and he will serve in this position until the 2013 Annual Meeting.  Following the 2013 Annual Meeting, the Class A-C nominating subcommittee has the right to appoint the chairman of the board to serve until the 2015 annual meeting of stockholders.

Board Size

As set forth in our bylaws, the Board has the power to fix the number of directors by resolution. The Board has currently set the number of directors at 15:  12 Class A directors and 3 Class B directors.  However, for purposes of this annual meeting, only 14 directors are being nominated for election.  There will be one Class A director vacancy which the Board does not currently plan to fill.  Our Restated Certificate of Incorporation and bylaws provide that the Board may change the size of the Board by vote of at least two-thirds of the authorized number of directors (including vacancies), provided that any decrease in the number of directors to less than 15 must be approved by the holders of the Class A common stock and Special Class A stock, voting together as a class.

Nomination of Directors

As a “controlled company” under the listing standards of the New York Stock Exchange (NYSE), we are not required to have a nominating committee comprised solely of independent directors.  Nominees for election to the Board will be selected by the full Board and by a Nominating Committee and nominating subcommittees as follows:

Nominating Body	Director Nominees
Class A-C Nominating Subcommittee: Peter H. Coors Christien Coors Ficeli	• 5 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class (referred to as Coors Directors) • A majority must be independent

Class A-M Nominating Subcommittee: Andrew T. Molson Geoffrey E. Molson	• 5 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class (referred to as Molson Directors) • A majority must be independent

Nominating Committee: Peter H. Coors Christien Coors Ficeli Andrew T. Molson Geoffrey E. Molson Sanford E. Riley

•    2 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class

•    Must include Chief Executive Officer (currently Peter Swinburn) and one member of management approved by at least two-thirds of authorized number of directors (currently vacant)

Molson Coors Brewing Company Board of Directors:

•    3 director nominees to be elected by holders of Class B common stock and Special Class B stock, voting together as a class

•    All nominees must be independent

•    Nominations must be approved by at least two-thirds of the authorized number of directors (including vacancies)

Board Vacancies

Coors Directors and Molson Directors

The Class A-C nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Coors Director and fills newly created seats designated to be filled by Coors Directors. The Class A-M nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Molson Director and fills newly created seats designated to be filled by Molson Directors.

The Class A-C nominating subcommittee and the Class A-M nominating subcommittee each cease to have the power to make nominations and fill vacancies if the Coors Trust and certain Coors family stockholders, in the case of the Class A-C nominating subcommittee, or Pentland and certain Molson family stockholders, in the case of the Class A-M nominating subcommittees, fall below certain ownership thresholds specified in the Company’s Restated Certificate of Incorporation.  Both the Class A-C nominating subcommittee and the Class A-M nominating subcommittee currently meet the required thresholds.

Other Class A Directors

The Nominating Committee fills vacancies caused by the removal, resignation, retirement or death of a Class A director who is not a Coors Director or Molson Director.  Any person elected by the Nominating Committee must meet the requirements outlined above.

Class B Directors

The Board fills vacancies caused by the removal, resignation, retirement or death of the any of the Class B directors.  Any person elected by the Board must meet the requirements outlined above.

Qualifications of Director Nominees

The Board, Nominating Committee or a nominating subcommittee, as applicable, assesses any director nominee taking into account several factors including, but not limited to, the individual’s: (i) personal qualities and characteristics, accomplishments and reputation in the business community; (ii) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (iii) ability and willingness to commit adequate time to Board and committee matters; (iv) skills and personality and their fit with other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (v) diversity of opinion, personal and professional background, and experience; and (vi) fit with the perceived needs of the Company, the Board and its respective committees at the time. The Nominating Committee or a nominating subcommittee, as applicable, ultimately recommends nominees that it believes will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of Molson Coors.  Potential director nominees may come to the attention of the Company through management, current Board members or stockholders.  From time to time, the Board uses third party search firms to identify and/or evaluate potential nominees.  Roger Eaton and Louis Vachon were identified by a third party search firm.

Candidates Recommended by Stockholders

We will consider and evaluate a director candidate recommended by a stockholder in the same manner as candidates from other sources. Stockholders wishing to recommend a director candidate to serve on the Board as a director may do so by providing advance written notice to Molson Coors following the procedures set forth under “How do I submit a proposal for action at the 2014 Annual Meeting of Stockholders?” on page 59.  Any such recommendation must be accompanied by the information specified in Section 1.9.2 of our bylaws.

Director Independence

Although, as a “controlled company,” we are not required to have a majority of independent directors, our Restated Certificate of Incorporation contains provisions intended to ensure that at all times a majority of the directors will be independent.

Our Restated Certificate of Incorporation defines an independent director as any director who is independent of management, and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of Molson Coors stock) which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of Molson Coors.  Additionally, the Company has adopted Director Independence Standards which are set forth on Appendix A.

For further information regarding director independence, see “Independence and Related Person Transactions” on page 18.

Executive Sessions of Non-Employee and Independent Directors

The Board generally holds executive sessions of its non-employee directors at each regularly scheduled meeting. The chairmanship of these executive sessions rotates among the non-employee directors. In addition, the independent directors meet in executive session at each regularly scheduled Board meeting.  The chairmanship of these executive sessions rotates among the independent directors.

Corporate Responsibility, Corporate Governance Guidelines and Code of Business Conduct

Corporate responsibility is integral to our business strategy, and includes our commitments to focus on material issues regarding governance and ethics, alcohol responsibility, environmental sustainability, investments in our people and communities, and taking our best practices to our supply chain.  In 2011-12, Molson Coors was listed on the Dow Jones Sustainability Index for North America, and for 2012-13, Molson Coors is the global beverage sector leader on the Dow Jones Sustainability World Index.  More information, including targets and performance indicators, is available at www.OurBeerPrint.com.

The Board has adopted the Board of Directors Charter and Corporate Governance Guidelines (Corporate Governance Guidelines) to promote the functioning of the Board and its committees, and to set forth a common set of expectations as to how the Board should function. The Corporate Governance Guidelines provide, among other things, guidance on the composition of the Board, the criteria to be used in selecting director nominees, retirement of directors, expectations by Molson Coors of its directors and evaluation of Board performance. The Corporate Governance Guidelines are available on our website at www.molsoncoors.com.

In addition, all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, are bound by our Code of Business Conduct, which complies with the requirements of the NYSE and the Securities and Exchange Commission (SEC) to ensure that the business of Molson Coors is conducted in a legal and ethical manner. The Code of Business Conduct covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.  Our Code of Business Conduct is available on our website at www.molsoncoors.com.  We will disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on our website within 4 business days following the date of such amendment or waiver.

Board’s Role in Risk Oversight

The Board is responsible for identifying the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks, and shares oversight and monitoring of the Company’s enterprise risk management program with the Audit Committee.  The Audit Committee reviews the risks, actions and progress annually and the full Board reviews the risk program at their annual strategy meeting.  The Audit Committee also oversees management of the Company’s major financial risks and its procedures for monitoring and controlling these risks.  The Audit Committee regularly submits a risk assessment to the Board.

The Compensation and Human Resources Committee (Compensation Committee) oversees risks relating to our compensation policies and practices, and regularly assesses our performance criteria and targets established under executive compensation programs to ensure they do not provide an incentive for executives to take excessive or unnecessary risks.  The Compensation Committee reports to the Board when appropriate.  The Compensation Committee believes that the Company has no compensation policies or programs that give rise to risks reasonably likely to have a material adverse effect on the Company.

In addition to committee reports, the Board receives regular reports from the Company’s management on the Company’s most material risks and the degree of its exposure to those risks, as well as presentations on those risks at Board meetings quarterly.

Directors’ Attendance

All incumbent directors attended 75% or more of the aggregate meetings of the Board and the committees on which they serve during 2012. Directors are encouraged to attend the annual meeting of stockholders.  Twelve directors, each of whom were serving as a director at the time, attended the 2012 annual meeting.

Board Committees

The Board currently has four separately designated standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. In addition to the four standing committees, the Board may from time to time establish additional committees.

The following table describes the current members of each of our Board committees other than the Nominating Committee.  Other than Mr. Coors, each member is considered an independent director pursuant to the Company’s Director Independence Standards and the Company’s Restated Certificate of Incorporation.  For a further discussion regarding director independence, see “Independence and Related Person Transactions” beginning on page 18.

Audit Committee	Compensation and Human Resources Committee	Finance Committee
Roger Eaton	Brian D. Goldner	Francesco Bellini
Franklin W. Hobbs	Charles M. Herington	Peter H. Coors
Iain J.G. Napier*	H. Sanford Riley*	Franklin W. Hobbs*
Louis Vachon	Douglas Tough	Iain J.G. Napier

*           Denotes Chairman of the committee.

As a “controlled company,” we are not required under applicable listing standards of the NYSE to have a nominating committee consisting entirely of directors who meet the independence requirements of the NYSE listing standards.  We do, however, have a Nominating Committee and nominating subcommittees pursuant to our Restated Certificate of Incorporation.  The members of such committees are identified on page 12.

Audit Committee

Under the terms of its charter, the Audit Committee assists and represents the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and financial reporting process, the system of internal control over financial reporting and disclosure controls and procedures, the internal audit function and the engagement of the Company’s independent auditors and their annual independent audit of the Company’s financial statements.  The Audit Committee also oversees the Company’s policies and procedures with respect to risk assessment and risk management. For more information on the Audit Committee’s role in risk oversight see the discussion under “Board’s Role in Risk Oversight” beginning on page 14.

The Audit Committee met 8 times in 2012.  Each member meets the independence requirements of the listing standards of the NYSE, the Company’s Restated Certificate of Incorporation, its Director Independence Standards, and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). The Board has determined that all the members of the Audit Committee are financially literate pursuant to the listing standards of the NYSE.  The Board determined that Franklin W. Hobbs is an “audit committee financial expert.”  The Audit Committee Report is included on page 19 of this proxy statement.

Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to senior executives of the Company.  The entire Board approves CEO compensation.

The Compensation Committee also makes all decisions regarding the implementation and administration of the Company’s incentive compensation, equity compensation and other benefit plans and programs.

The Compensation Committee met 8 times in 2012. Each member meets the independence requirements of the listing standards of the NYSE, the Company’s Restated Certificate of Incorporation and the Director Independence Standards.

The details of the processes and procedures used for determining compensation of the Company’s executive officers are set forth beginning on page 26.

The Compensation Committee retained Pay Governance LLC (Pay Governance) as its compensation consultant to provide independent advice and assist in the development and evaluation of the Company’s executive and director compensation policies.

The Compensation Committee Report is included on page 43 of this proxy statement.

Finance Committee

Under the terms of its charter, the Finance Committee assists the Board in fulfilling its responsibilities relating to the oversight of the Company’s financial affairs, including overseeing and reviewing financial and investment policies, strategies and guidelines.

The Finance Committee met 4 times in 2012.

Nominating Committee

Under the terms of its charter and the Company’s Restated Certificate of Incorporation, the Nominating Committee:  (1) nominates 12 candidates to stand for election by the holders of Class A common stock and Special Class A stock; (2) recommends to the Board 3 candidates for election by the holders of the Class B common stock and Special Class B stock; (3) assists the Board in evaluating candidates for nomination recommended by the stockholders; (4) oversees the annual evaluation of the Board; and (5) takes up other business properly presented to it.

The Nominating Committee met 6 times in 2012.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to ensure desired stability of the Board and to secure the Company’s ongoing ability to attract high caliber individuals to serve on the Board.  The Compensation Committee, with assistance from Pay Governance (the Compensation Committee’s Compensation Consultant) reviews and makes recommendations to the Board annually with respect to the form and amount of Director compensation.  In setting Director compensation, the Committee considers the significant amount of time that Directors expend in fulfilling their duties to the Company, the skill level required of members of the Board, as well as the compensation of directors at our peer companies.

For 2012, Directors received an annual cash retainer of $100,000 and an annual equity grant of $100,000 in the form of restricted stock units (RSUs).  The Chairman and Vice Chairman are each entitled to additional annual fees of $75,000.  Additionally, the chairmen of the Audit Committee, Compensation Committee and Finance Committee received additional cash retainers as follows:  (i) Audit - $15,000; (ii) Compensation - $10,000; and (iii) Finance - $10,000.  All Directors are reimbursed for any expenses incurred while attending Board or committee meetings and in connection with other Company business. In situations where spouses are invited to attend, these expenses are reimbursed as well.

As an employee member of the Board, Mr. Swinburn receives no additional compensation for his services as a Board member. All compensation provided by the Company to Mr. Swinburn is reported in the Summary Compensation Table.

Given his significant role and duties as Vice Chairman of the Board, Mr. Coors receives the annual cash retainer and stock award paid to Directors as well as the additional fee of $75,000 paid to the Vice Chairman.  These amounts are included for Mr. Coors in the “Stock Awards” and “All Other Compensation” columns of the Summary Compensation Table on page 43.

Under the Directors Stock Plan, Directors may elect to receive 50% or 100% of their annual cash retainer in the form of either (i) shares of Class B common stock, or (ii) deferred stock units (DSUs), with the balance, in each case, being paid in cash. DSUs represent the right to receive shares of the Class B common stock when the Director’s service on the Board terminates.  Beginning in 2012, Directors received dividend equivalents on their DSUs.

In order to further align the interests of Directors with the long-term interests of our stockholders, the Board has determined that, by the end of his or her fifth year as a director, each Director should own stock or stock equivalents with a value equal to five times his or her annual cash retainer.  All of our Directors currently meet or are on track to meet this requirement.  Shares owned directly by the Director as well as the value of DSUs and the projected after-tax value of RSUs are included in calculating ownership levels. Shares underlying stock options do not count toward the ownership guidelines.

The table below summarizes the compensation paid by the Company to Directors for the fiscal year ended December 29, 2012.

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (7)	Total ($)
Francesco Bellini	100,000	100,023	20,088	220,011
John Cleghorn (1)	50,000	—	2,152	52,152
Christien Coors Ficeli	100,000	100,023	7,990	208,013
Roger Eaton (2)	58,517	100,008	3,237	161,762
Brian Goldner	100,000	100,023	6,657	206,680
Charles Herington	100,000	100,023	19,027	219,050
Franklin Hobbs	110,000	100,023	20,519	230,542
Andrew Molson (3)	175,000	100,023	8,760	283,783
Geoffrey Molson	100,000	100,023	8,760	208,783
Iain J.G. Napier	115,000	100,023	8,760	223,783
David O’Brien (4)	41,209	—	2,152	43,361
H. Sanford Riley	110,000	100,023	21,195	231,218

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (7)	Total ($)
Douglas Tough (5)	85,450	127,036	3,129	215,615
Louis Vachon (6)	58,517	100,008	3,237	161,762

(1)         Mr. Cleghorn retired from the Board on May 30, 2012.

(2)         Mr. Eaton joined the Board on May 31, 2012.

(3)         Chairman.

(4)         Mr. O’Brien retired from the Board on May 30, 2012.

(5)         Mr. Tough joined the Board on February 23, 2012.

(6)         Mr. Vachon joined the Board on May 31, 2012.

(7)         Includes dividends accrued on unvested RSUs and DSUs.

Fees Earned or paid in Cash (Column (b))

For 2012, the Directors made the following elections under the Directors Stock Plan.

•                  Retainer paid in 100% cash: Peter Coors, Christien Coors Ficeli, Andrew Molson, Geoffrey Molson, Iain J.G. Napier and Douglas Tough.

•                  Retainer paid in 100% DSUs: Francesco Bellini, John Cleghorn, Roger Eaton, Charles Herrington, Franklin Hobbs, David O’Brien, H. Sanford Riley and Louis Vachon.  Messrs. Cleghorn and O’Brien retired on May 30, 2012 and received their second quarter fees in cash.

•                  Retainer paid in 100% stock: Brian Goldner.

Stock Awards (Column (c))

On May 30, 2012, each Director received an annual equity grant of 2,566 RSUs with a grant date fair value of $38.98 per Class B share and an aggregate grant value of $100,023.  The RSUs cliff vest on May 30, 2015, or upon retirement of the Director from the Board, whichever comes first.   The grant date fair value is calculated in accordance with FASB Topic 718.  Upon vesting of RSUs, the Director is paid a cash amount equal to the dividends that would have been paid during the vesting period had each RSU been an actual share of the Class B common stock.

Outstanding Equity Awards

The table below summarizes each Director’s outstanding RSU and stock option awards as of December 29, 2012.  The Company has not granted stock options to Directors since 2008.

Name	RSUs (1)	Vested Stock Options (2)
Francesco Bellini	6,884	814
Christien Coors Ficeli	6,884	—
Roger Eaton	2,601	—
Brian Goldner	5,842	—
Charles Herington	6,884	8,000
Franklin Hobbs	6,884	8,000
Andrew Molson	6,884	—
Geoffrey Molson	6,884	—
Iain J.G. Napier	6,884	—
H. Sanford Riley	6,884	2,448
Douglas Tough	3,259	—
Louis Vachon	2,601	—

(1)         Includes shares of the Company’s Class B common stock or shares exchangeable for Class B common stock.

(2)         The Company has not granted stock options to Directors since 2008.

INDEPENDENCE AND RELATED PERSON TRANSACTIONS

Independence Determinations

At its meeting held on February 21, 2013, the Board affirmatively determined that each of the following directors is independent under the listing standards of the NYSE and the the Director Independence Standards:

Francesco Bellini	Charles M. Herington	H. Sanford Riley
Roger Eaton	Franklin W. Hobbs	Douglas D. Tough
Brian D. Goldner	Iain J.G. Napier	Louis Vachon

None of the Directors who were determined to be independent had any relationships that were outside the categorical standards listed in the Directors Independence Standards.

Approval of Related Person Transactions

The Board has adopted a formal written policy for the review, approval and ratification of “related person” transactions. Under the policy, the Audit Committee is responsible for reviewing and pre-approving or ratifying (as applicable), all transactions in which (i) the aggregate amount involved will or is expected to exceed $100,000, (ii) the Company is a participant, and (iii) any “related party” has or will have a direct or indirect interest. A “related party” is generally (a) any person who is, or was since the beginning of the last fiscal year, an executive officer or director of the Company, (b) a greater than 5% beneficial owner of the Company’s stock, or (c) any immediate family members of any of the foregoing. Additionally, the Company’s bylaws require supermajority approval of the Board of certain transactions with affiliates or members of the Coors and Molson families.

In determining whether to approve or ratify a transaction subject to the policy, the Audit Committee takes into account whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The Board further delegated to the Chair of the Audit Committee, the authority to pre-approve or ratify (as applicable) any such related party transaction in which the aggregate amount involved is expected to be less than $1 million.

Each of the transactions and relationships set forth below were either (1) pre-approved or ratified by the Audit Committee or by the Chair of the Audit Committee, pursuant to the terms of the Company’s related party transactions policy, or (2) pre-approved or ratified by a supermajority of the Board according to the bylaws.

Certain Related Person Transactions

From time to time, we employ members of the Coors and Molson families, which together own a controlling interest in the Company.  Hiring and placement decisions are made based upon merit, and compensation packages are offered that are commensurate with policies in place for all employees of Molson Coors.  Christien Coors Ficeli (a Director and daughter of Peter H. Coors, Vice Chairman of the Board of the Company and MillerCoors) was employed by MillerCoors through March 2013 in a non-executive position; Melissa Coors Osborn (daughter of Peter H. Coors and sister of Christien Coors Ficeli) is employed by the Company in a non-executive position; and David S. Coors (son of Peter H. Coors and brother of Christien Coors Ficeli) and Peter J. Coors (son of Peter H. Coors and brother of Christien Coors Ficeli) are employed by MillerCoors in non-executive positions.

MillerCoors purchases a large portion of its paperboard packaging from Graphic Packaging Holding Company (GPHC).  The Coors Trust and various other Coors family trusts, collectively through Adolph Coors Company LLC, beneficially own approximately 46.21% of our Class A voting common stock, approximately 6.83% of our Class B common stock, and approximately 12.31% of GPHC’s common stock. In 2012, the total amount of payments made by MillerCoors, directly and through joint ventures, to GPHC totaled approximately $290 million.  Jeffrey H. Coors, a director of GPHC, is also a brother of Peter H. Coors, Vice Chairman of the Board of Molson Coors and Chairman of MillerCoors, and uncle of Christien Coors Ficeli, a Director. We expect payments by MillerCoors in 2013 to be approximately the same as the total amount of payments made by MillerCoors in 2012.

Eric Molson, the father of Andrew and Geoffrey Molson, serves as a Director and Chairman Emeritus.  In this role, he serves as a consultant to and representative of the Company.  In connection with his role, Eric Molson has the ability to recommend up to $325,000 per year in charitable contributions to be made by the Company.

The Company has contractual relationships with the Montréal Canadiens professional hockey team.  Andrew Molson (Chairman of the Board of the Company) and Geoffrey Molson, two of our Directors, are affiliated with the general partner of CH Group Limited Partnership, the owner of the Canadiens and the Bell Centre.  In 2012, the Company made payments totaling approximately CAD 5.7 million to the Canadiens in marketing, advertising, promotional endeavors and sponsorship rights in the ordinary course of business and the Canadiens made payments totaling approximately CAD 1.7 million to the Company according to the terms of our agreements and to purchase our products in the ordinary course of business.  The business relationship has been in place for many years, is fair and reasonable, and is on terms comparable to market conditions for similar business relationships.

The Company has a contractual relationship with NATIONAL Public Relations, a professional service firm that provides strategic public relations guidance.  Andrew Molson (Chairman of the Board of the Company) is a partner of RES PUBLICA Consulting Group, the holding and management company of NATIONAL Public Relations.  In 2012, the Company made payments totally approximately $41,000 in the ordinary course of business.  The business relationship in place is fair and reasonable, and is on terms comparable to market conditions for similar business relationships.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to prepare this report and to represent and assist the Board in its oversight of: (1) the integrity of Molson Coors’ financial reporting process and the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements, and its ethics and compliance program, including the Code of Business Conduct; (3) the Company’s systems of internal control over financial reporting and disclosure controls and procedures; (4) the Company’s internal audit function; and (5) the qualifications, engagement, compensation and performance of the independent auditors, their conduct of the annual audit and their engagement.  The Audit Committee operates pursuant to a written charter, which it annually reviews.  The Audit Committee also oversees the Company’s policies and procedures with respect to risk assessment and risk management.

As set forth in the charter, management of Molson Coors is responsible for the preparation, presentation and integrity of Molson Coors’ financial statements, and the effectiveness of internal control over financial reporting. Management is responsible for maintaining Molson Coors’ accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. Molson Coors has a full-time Internal Audit department that reports to the Audit Committee. The Internal Audit department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Molson Coors’ internal controls relating, for example, to the reliability and integrity of Molson Coors’ financial information and the safeguarding of assets. The independent registered public accounting firm is responsible for auditing Molson Coors’ financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and PwC, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.  Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee on independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Company’s independent registered public accounting firm. The fees billed by PwC for non-audit services were pre-approved by the Audit Committee and were also considered in the discussions of independence.

Audit Committee members are not employees of Molson Coors, and do not perform the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Molson Coors’ financial statements has been carried out in accordance with standards of the PCAOB, that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that Molson Coors’ registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 22, 2013. The Audit Committee also appointed PwC as the independent registered public accounting firm for Molson Coors for the fiscal year ending December 28, 2013, subject to ratification by the Company’s stockholders.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Roger Eaton	Franklin W. Hobbs	Iain J.G. Napier (Chairman)	Louis Vachon

PROPOSAL NO. 2 — RATIFY APPOINTMENT OF AUDITORS

The Board is asking holders of Class A common stock and Class A exchangeable shares to ratify the Audit Committee’s appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013. PwC was our independent registered public accounting firm for the fiscal year ended December 29, 2012, and is considered by management to be well qualified.

Representatives of PwC are expected to be present at the Annual Meeting to respond to questions and may make a statement if they so desire.

Fees

Set forth below are the aggregate fees billed by PwC for professional services rendered to Molson Coors during fiscal years 2012 and 2011:

	Fiscal Year
	2012	2011
	(in thousands)
Audit Fees(1)	$3,526	$2,409
Audit-Related Fees(2)	354	201
Tax Fees(3)	56	68
All Other Fees(4)	6	77
Total Fees	$3,942	$2,755

(1)         Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2012 and 2011, the quarterly reviews of our financial statements included in Forms 10-Q and our acquisition of StarBev in June 2012.

(2)         Includes amounts related to the Company’s Form S-3 and S-8 filings in fiscal year 2012, public debt offering, pension plan audits, royalty audits and recycling audits performed in Canada for fiscal years 2012 and 2011 and Ontario’s beer tax audit performed in fiscal year 2012.

(3)         Fees consist of tax compliance and simplification work performed in the U.K. during fiscal years 2012 and 2011.

(4)         Fees incurred for assistance provided on special tax and accounting projects and for subscriptions provided by PwC.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

The Audit Committee pre-approves all audit, non-audit and internal control-related services provided by PwC prior to the engagement of PwC with respect to such services.  The Chairman of the Audit Committee has been delegated authority by the Audit Committee to pre-approve interim services by PwC other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.  In 2012 and 2011, the Audit Committee (or the Chairman of the Audit Committee pursuant to the authority delegated) pre-approved all of the audit-related fees, tax fees and other fees paid to PwC.

If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR the proposal ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 28, 2013, and proxies that are returned will be so voted unless otherwise instructed.

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION (THE ADVISORY SAY ON PAY VOTE)

As required by Section 14A of the Securities Exchange Act of 1934, the Company seeks a non-binding advisory vote from holders of Class A common stock and Class A exchangeable shares to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis beginning on page 26 and the Executive Compensation section beginning on page 43. This proposal is also referred to as the say on pay vote.

The Board has determined that, starting with the Annual Meeting, it would hold the non-binding advisory say on pay vote every year (rather than every three years as was previously the case).  In addition, the Company is proposing to amend its Restated Certificate of Incorporation to allow the holders of Class B common stock and Class B exchangeable shares to cast an advisory vote on say on pay, together as a single class with the holders of Class A common stock and Class A exchangeable shares, beginning with the first annual meeting of stockholders held after January 1, 2014.  See “Proposal No. 4” below.

Please read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement before determining how to vote on this proposal. As described in more detail in those sections, the Company believes its compensation programs emphasize performance and accountability while maintaining alignment with stockholder interests.

Our strategy drives our compensation and the choices we make as a business.  Our strategic objective is to be a top global brewer, achieved by challenging the expected to deliver extraordinary brands that delight the world’s beer drinkers.  Our majority-independent board and entirely-independent Compensation Committee have worked harmoniously with the family directors to advance this strategy. From a compensation point of view, this means designing programs that motivate the Company’s management team to deliver total shareholder return in the short term and our strategy in the medium term.  This is what we aim to do.

The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values our stockholders’ opinion and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote FOR the advisory vote to approve executive compensation and proxies that are returned will be so voted unless otherwise instructed.

PROPOSAL NO. 4 —AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

The Board has  declared advisable, and now recommends to the holders of the Class A common stock, Class A exchangeable shares, Class B common stock and Class B exchangeable shares for approval, a proposed amendment to the Company’s Restated Certificate of Incorporation to provide the holders of the Company’s Class B common stock and Class B exchangeable shares the ability to vote, on an advisory basis, together as a single class with the holders of the Company’s Class A common stock and Class A exchangeable shares, on any proposal to approve the compensation of the Company’s named executive officers beginning with the first annual meeting of stockholders held after January 1, 2014.

Currently, the Company holds a non-binding advisory vote, in accordance with applicable law and regulation, to approve named executive officer compensation on an annual basis.  Pursuant to the voting provisions and procedures set forth in Company’s Restated Certificate of Incorporation, only the holders of the Class A common stock and Class A exchangeable shares participate in such vote.  If the proposed amendment to the Restated Certificate of Incorporation is approved, the holders of the Company’s Class A common stock and Class A exchangeable shares and the Company’s Class B common stock and Class B exchangeable shares would vote together as a single class, on a non-binding advisory basis, on any proposal to approve the compensation of the Company’s named executive officers presented at any annual meeting of stockholders held after January 1, 2014.  The Board believes that providing holders of the Company’s Class B common stock and Class B exchangeable shares the opportunity to participate in the non-binding advisory vote on named executive officer compensation is consistent with good governance and facilitates shareholder communication with the Board.

Effective upon the requisite approval of the holders of the Class A common stock, Class A exchangeable shares, Class B common stock and Class B exchangeable shares, the following amendment to the Restated Certificate of Incorporation will be adopted:

“Beginning with the first annual meeting of stockholders held after January 1, 2014, if the Corporation is required by Rule 14a-21(a) or any successor rule promulgated under the United States Securities Exchange Act of 1934, as amended, to provide for an advisory vote of its stockholders on a resolution to approve the compensation of the Corporation’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K or any successor item or regulation promulgated under the United States Securities Act of 1933, as amended), then at any such annual meeting of stockholders the Class A Holders and the Class B Holders shall have the right to vote, together as a single class, on an advisory basis on any such resolution.  No other separate class vote of the Class A Holders, the Class B Holders or any other class or series of the Corporation’s capital stock shall be required with respect to any such resolution.  The affirmative vote of a majority of the votes cast by the Class A Holders and the Class B Holders, voting together as a single class, shall be required to approve any such resolution.  As the vote on any such resolution shall be advisory, the outcome of such vote will not be binding on the Corporation or the Board of Directors.”

The proposed amendment under this Proposal No. 4 provides that the Restated Certificate of Incorporation be revised as set forth in Appendix B.

The amendment to the Restated Certificate of Incorporation proposed under this Proposal No. 4 requires: (a) the affirmative vote of the holders of Class A common stock and Class A exchangeable shares holding at least a majority of the votes entitled to be cast by all holders of Class A common stock and Class A exchangeable shares, voting together as a single class, and (b) the affirmative vote of the holders of Class B common stock and Class B exchangeable shares holding at least a majority of the votes entitled to be cast by all holders of Class B common stock and Class B exchangeable shares, voting together as a single class.  If the amendment to the Restated Certificate of Incorporation is approved, then it will become effective upon filing of a certificate of amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to be made promptly after the annual meeting.

The Board of Directors recommends a vote FOR this proposal and proxies that are returned will be so voted unless otherwise instructed.

BENEFICIAL OWNERSHIP

The following table contains information about the beneficial ownership of our capital stock as of March 22, 2013 (unless otherwise noted), for each of our current directors, each of our named executive officers, all directors and executive officers as a group, and each stockholder known by us to own beneficially more than 5% of any class of our voting common stock and/or exchangeable shares. Unless otherwise indicated, and subject to any interests of the holder’s spouse, the person or persons named in the table have sole voting and investment power, based on information furnished by such holders.  Shares of common stock subject to options or other rights currently exercisable or exercisable within 60 days following April 1, 2013, are deemed outstanding for computing the share ownership and percentage of the person holding such options or rights, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock, respectively.

Name of beneficial owner	Number of Class A Shares		Percent of class(1)		Number of Class B Shares(2)		Percent of class(1)
5% Stockholders:
Adolph Coors, Jr. Trust	5,044,534	(3)	92.50	%(3)	12,071,422	(4)	6.83%
Pentland Securities (1981) Inc.	5,044,534	(3)	92.50	%(3)	3,449,600	(5)	1.95%
4280661 Canada Inc.	5,044,534	(3)	92.50	%(3)	—		—
Adolph Coors Company LLC(4)	2,520,000		46.21%		12,071,422	(4)	6.83%
Peter H. Coors	2,000	(6)	*		13,811,836	(6)	7.77%
Andrew T. Molson	5,095,034	(7)	93.42%		5,785,272	(7)	3.27%
The Vanguard Group	—		—		9,010,815	(8)	5.10%
Directors:
Francesco Bellini	—		—		53,361	(9)	*
Christien Coors Ficeli	—	(10)	—		7,439	(10)	*
Roger Eaton	—		—		1,346	(11)	*
Brian D. Goldner	—		—		4,833		*
Charles M. Herington	—		—		32,370	(12)	*
Franklin W. Hobbs	—		—		35,181	(13)	*
Geoffrey E. Molson	52,032	(14)	*		2,349,426	(14)	1.33%
Iain J.G. Napier	—		—		3,306		*
H. Sanford Riley	—		—		44,812	(15)	*
Peter Swinburn	—		—		851,640	(16)	*
Douglas D. Tough	—		—		—		—

Name of beneficial owner	Number of Class A Shares		Percent of class(1)		Number of Class B Shares(2)		Percent of class(1)
Louis Vachon	—		—		1,346	(17)	*
Management:
Gavin Hattersley	—		—		—		—
Stewart Glendinning	—		—		239,932	(18)	*
Mark Hunter	—		—		231,607	(19)	*
Samuel Walker	—		—		343,084	(20)	*
All directors and executive officers as a group, including persons named above (20 persons)	5,149,066	(3)	94.41	%(3)	23,910,856	(20)	13.35	%(21)

*                       Denotes less than 1%

(1)                     Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Exchange Act, we do not believe that any other person beneficially owned, as of March 22, 2013, greater than 5% of our outstanding Class A common stock or Class B common stock.   Ownership percentage calculations are based on 5,453,837 shares of Class A common stock (which assumes the conversion on a one-to-one basis of 2,896,943 Class A exchangeable shares) and  176,768,279 shares of Class B common stock (which assumes the conversion on a one-to-one basis of 19,234,395 shares of Class B exchangeable shares), in each case, outstanding as of March 22, 2013.

(2)                     Includes unvested Restricted Stock Units (RSUs) held by retirement-eligible executives (Messrs. Coors and Swinburn), Deferred Stock Units (DSUs) held by directors and shares underlying currently exercisable options/stock appreciation rights (Current Options), where applicable.

(3)                     Class A shares (or shares directly exchangeable for Class A shares) include beneficial ownership of 1,857,476 shares owned by Pentland, 667,058 shares owned by 4280661 Canada Inc. (4280661), and 2,520,000 shares owned by Adolph Coors Company LLC (ACC), as Trustee of the Coors Trust, all due to shared voting power resulting from a Voting Agreement between Pentland, 4280661and the Coors Trust. Pursuant to the Voting Agreement, the parties agreed that the Class A shares (and shares directly exchangeable for Class A shares) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements.  Pentland is the sole owner of 4280661.

The address for each of the Coors Trust and ACC is: 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001.

The address for each of Pentland and 4280661 is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada T2P 1C9.

(4)                     ACC:  The beneficial ownership of Class B shares attributed to the Coors Trust includes 2,940,000 Class B shares directly owned by the Coors Trust and 18,505,988 Class B shares owned by ACC on its own behalf and as Trustee of other Coors family trusts, all of which are included in the Class B shares attributed to ACC.  As described below, Peter H. Coors and Christien Coors Ficeli each disclaim beneficial ownership of the shares beneficially held by ACC.

ACC is a Wyoming limited liability company (i) whose members consist of various Coors family trusts including the Coors Trust, the May Kistler Coors Trust, and the Grover C. Coors Trust; (ii) which serves as trustee of such Coors family trusts in addition to the Janet Helen Coors Irrevocable Trust FBO Joseph J. Ferrin, the Janet Helen Coors Irrevocable Trust FBO Frances M. Baker and the Janet Helen Coors Irrevocable Trust FBO Frank E. Ferrin; and (iii) whose Board of Directors consists of various Coors family members, including Peter H. Coors and Christien Coors Ficeli. The members of ACC, by and through ACC’s Board of Directors, have dispositive power over these shares. Members of ACC’s Board of Directors have dispositive power over these shares as a result of their role as directors of ACC, as trustee of such Coors family trusts, to the extent of such Coors family trusts’ dispositive rights, but each of these directors disclaims beneficial ownership of the shares owned by ACC on behalf of the respective trusts except to the extent of his or her pecuniary interest therein.

(5)                     This number includes 3,449,600 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland. Of the shares exchangeable for Class B shares, 700,000 shares are pledged as collateral under an OTC forward contract with an unaffiliated third party buyer as part of a monetization transaction due to settle on December 8, 2014, at the option of Pentland, in cash or 700,000 shares of Class B exchangeable shares, or Class B shares exchanged for the Class B exchangeable shares.

(6)                     Mr. Coors’ holdings do not include 2,520,000 Class A shares owned by ACC as described in the table above, and Mr. Coors disclaims beneficial ownership of these shares. His Class B holdings include 12,071,422 Class B shares directly and indirectly owned by ACC, although Mr. Coors disclaims beneficial ownership of these shares. Mr. Coors is a director and executive officer of ACC.  This number also includes 1,064 Class B shares held in the name of Mr. Coors’ wife, as to which he disclaims beneficial ownership; 919,163 Current Options, 4,744 unvested RSUs, 599,887 Class B shares held indirectly by Marilyn E. Coors, as Trustee of various Peter H. Coors Grantor Retained Annuity Trusts and 68,126 shares held by the Peter H. Coors Revocable Trust dtd 8/7/2008. If Mr. Coors were to be attributed beneficial ownership of the Class A shares held by ACC, he would beneficially own 46.24% of the Class A common stock.

(7)                     Mr. Molson’s Class A holdings include 1,857,476 Class A shares (or shares directly exchangeable for Class A shares) owned by Pentland as described in the table above, 667,058 Class A shares (or shares directly exchangeable for Class A shares) owned by 4280661 (which is wholly-owned by Pentland), and 50,400 Class A shares (or shares directly exchangeable for Class A shares) owned by The Molson Foundation.  Mr. Molson is the President of Pentland.  Mr. Molson is the President of The Molson Foundation, although Mr. Molson disclaims beneficial ownership of these shares.  Mr. Molson’s Class B holdings include 3,000

Class B shares held indirectly by Molbros AT Inc., 3,449,600 Class B shares (or shares exchangeable for Class B shares) owned by Pentland, and 2,329,920 Class B shares (or shares exchangeable for Class B shares) owned by The Molson Foundation (of which Mr. Molson disclaims beneficial ownership).  The shares owned by Pentland and 4280661 are included as a result of arrangements under the Amended and Restated Stockholders Agreement dated as of February 9, 2005, between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, 4280661, Eric Molson and Stephen Molson, with respect to the securities held by, and governance of, Pentland.  The address for Mr. Molson is c/o RES PUBLICA Consulting Group, 2001 McGill College Avenue, Suite 800, Montréal, Québec H3A 1G1  The address for The Molson Foundation is 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5.

(8)                     This information is derived exclusively from Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2013 reporting on beneficial ownership as of December 31, 2012. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(9)                     Includes 814 Current Options,12,375 DSUs and 28,838 shares directly exchangeable for Class B shares.

(10)              Ms. Coors Ficeli’s holdings do not include 2,520,000 Class A shares, nor 12,071,422 Class B shares owned by ACC as described in the table above, and as to all of which Ms. Coors Ficeli disclaims beneficial ownership. Ms. Coors Ficeli is a director of ACC. This number includes 3,600 Current Options. If Ms. Coors Ficeli were to be attributed beneficial ownership of the shares held by ACC, she would beneficially own 46.21% of the Class A common stock and 6.83% of the Class B common stock.

(11)              Consists of 1,346 DSUs.

(12)              Includes 4,000 Current Options and 11,269 DSUs.

(13)              Includes 8,000 Current Options and 12,881 DSUs.

(14)              Mr. Molson’s Class A holdings include 372 Class A shares indirectly held in a retirement savings plan, and 50,400 Class A shares (or shares directly exchangeable for Class A shares) owned by The Molson Foundation.  His Class B holdings include 1,890 Class B shares (or shares directly exchangeable for Class B shares) indirectly held in a retirement savings plan, 17,616 Current Options, and 2,329,920 Class B shares (or shares directly exchangeable for Class B shares) owned by The Molson Foundation.  Mr. Molson is a member of The Molson Foundation, and disclaims beneficial ownership of its shares.

(15)              Includes 2,448 Current Options, 13,585 DSUs and 16,560 shares directly exchangeable for Class B shares.

(16)              Includes 636,865 Current Options and 86,973 unvested RSUs.

(17)              Consists of 1,346 DSUs.

(18)              Includes 176,824 Current Options.

(19)              Includes 194,161 Current Options.

(20)            Includes 294,051 Current Options.

(21)              Includes unvested RSUs for Messrs. Coors and Swinburn, all DSUs and all Current Options, referenced in the footnotes above, and for all executive officers not presented in the table, as if all DSUs had vested, and all Current Options had been exercised, and as if all resulting shares were voted as a group.

MANAGEMENT

Executive Officers

The following persons, as of April 1, 2013, hold the executive officer positions at Molson Coors set forth opposite their names:

Name	Age	Office and Business Experience
Peter H. Coors	66	See “Election of Directors” above.

Peter Swinburn	60	See “Election of Directors” above.

Krishnan Anand	55

President, Molson Coors International. Mr. Anand has held this position since December 2009. Mr. Anand previously served as President of Coca Cola’s Philippine business from 2007 to 2009. Before that he served as Vice President of Coca Cola’s Global Revenue Growth Management and Commercial Leadership from 2004 to 2007. He also served in various senior marketing strategy roles with Unilever in India from 1980 to 1996. Mr. Anand received his MBA degree from Indian Institute of Management. Mr. Anand has served as a director of AFC Enterprises, Inc. since November 2010.

Gavin Hattersley	50

Global Chief Financial Officer. Mr. Hattersley has served in this position since June 2012. He previously served as Executive Vice President and Chief Financial Officer for MillerCoors from July 2008. Prior to that he served as Senior Vice President, Finance,

Name	Age	Office and Business Experience

for Miller Brewing Company from October 2002 to July 2008. He came to Miller from SAB Limited of Johannesburg, South Africa, where he held several financial management positions before becoming Chief Financial Officer in 1999. Prior to joining SAB Limited in 1997, he spent almost 10 years in Barloworld Limited in various finance positions. Mr. Hattersley earned both a bachelor’s degree and an honors degree in accounting science from the University of South Africa. He passed the Public Accountants and Auditors Board exams in 1987. He is also a director of MillerCoors.

Mark Hunter	50

President and Chief Executive Officer of Molson Coors Europe. Mr. Hunter has served in this position since January 2013. Previously he served as President and Chief Executive Officer of Molson Coors Central Europe since June 2012 and as President and Chief Executive Officer of MCBC UK from December 2007 until June 2012. Previously, from May 2005 to November 2007, he was Chief Commercial Officer for Molson Coors Canada, where he was responsible for all sales and marketing activities. From 1997 to 2005, he served on the board of Bass Brewers Ltd. and Coors Brewers Ltd (subsequently named Molson Coors Brewing Company (UK) Limited) as Marketing Director. During such time, Mr. Hunter had accountability for the Bass Brewers brand portfolio including Carling plus business unit strategy and export development. From 1989 to 1997, Mr. Hunter held a variety of marketing leadership roles for Bass Brewers. Before joining Bass in 1989, he held a variety of sales positions with Hallmark Cards and Bulmers Drinks. Mr. Hunter holds a Bachelor Honours degree in Marketing and Business Administration from the University of Strathclyde in Glasgow, Scotland, where he was also awarded an Honorary Doctorate in 2009.

Stewart Glendinning	47

President and Chief Executive Officer of Molson Coors Canada Inc. Mr. Glendinning has served in this position since January 2013. Previously, he served as the President and Chief Executive Officer of MCBC UK since June 2012. Prior to this, he served as Global Chief Financial Officer for the Company from July 2008 to June 2012. He previously served as Chief Financial Officer since 2005 of Coors Brewers Limited, a wholly owned subsidiary of the Company. Prior to that, he served as a managing director of The Hackett Group (fka, Answerthink Inc.) from 1997 to 2005. Prior to that he served in various roles with KPMG from 1986 to 1997. Mr. Glendinning also served with various organizations within the U.S. Naval Reserve. He attended the College of William and Mary, where he obtained a BBA in Accounting and also earned a law degree from the University of Miami. Mr. Glendinning is also a director of MillerCoors.

Celso White	51

Global Chief Supply Chain Officer. Mr. White has served in this capacity since January 2013. Previously, he served as Chief Supply Chain Officer for Molson Coors International since August 2011. Prior to joining Molson Coors, he served as Vice President and General Manager of Concentrate Operations for the Americas and previously for Asia for PepsiCo from 2004 to August 2011. He has served on the board of directors of the W.E.B. Dubois Scholars Institute based in New Jersey since 2008. Mr. White received a Bachelor of Science degree in Electrical Engineering from Bradley University, and an MBA with concentration in Operations Management from DePaul University.

Samuel D. Walker	54

Global Chief People and Legal Officer and Corporate Secretary. Mr. Walker has served as Chief Legal Officer and Corporate Secretary since 2005, and has served as Chief People Officer since 2012. He is also managing director of MillerCoors. Before 2005, he was Chief Legal Officer, U.S. & Worldwide and Group Vice President at Coors Brewing Company. Before joining the Company in 2002, Mr. Walker was a partner for ten years at the Washington, D.C. law firm of Wiley Rein LLP, handling trial and non-trial matters. He also has served in a variety of U.S. government positions. From 1990

Name	Age	Office and Business Experience

to 1991, Mr. Walker was Acting Assistant Secretary and Deputy Assistant Secretary for Employment Standards at the U.S. Department of Labor. From 1991 to 1992, he was Acting Assistant Secretary and Deputy Assistant Secretary for Intergovernmental and Interagency Affairs at the U.S. Department of Education. Mr. Walker earned a bachelor degree from Duke University and a law degree from Harvard Law School.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Discussion and Analysis (CD&A) is organized to describe our executive compensation program in the context of how our Company has performed, and how the Compensation Committee of the Board of Directors considers that performance in governing the Company’s pay practices.  This discussion focuses on the compensation program provided to our Named Executive Officers (NEOs), who were:

•                  Peter Swinburn, President and Chief Executive Officer, Molson Coors Brewing Company; Director, MillerCoors

•                  Gavin Hattersley, Global Chief Financial Officer; Director, MillerCoors

•                  Stewart Glendinning, President and Chief Executive Officer, MCBC UK and former Global Chief Financial Officer; Director, MillerCoors

•                  Peter H. Coors, Vice Chairman of the Board of Molson Coors; Chairman of the Board of MillerCoors

•                  Samuel Walker, Global Chief People and Legal Officer; Managing Director, MillerCoors

•                  Mark Hunter,  President and Chief Executive Officer, Molson Coors Central Europe

In June 2012 Gavin Hattersley became our Global Chief Financial Officer, and Stewart Glendinning, who previously held that job, became President and Chief Executive Officer, Molson Coors UK.  Also in June 2012, Mark Hunter became Chief Executive Officer, Molson Coors Central Europe.  He had previously served as President and Chief Executive Officer, Molson Coors UK.

Executive Summary

Connecting Compensation to Strategy

Our strategy drives our compensation and the choices we make as a business.  Our strategic objective is to be a top global brewer, achieved by challenging the expected to deliver extraordinary brands that delight the world’s beer drinkers.  Our majority-independent board and entirely-independent Compensation Committee have worked harmoniously with the family directors to advance this strategy. From a compensation point of view, this means designing programs that motivate the Company’s management team to deliver total shareholder return in the short term and our strategy in the medium term.  This is what we aim to do.

Connecting Compensation to Performance

While 2012 was a challenging year for our industry, we acquired new business in Central Europe that helps to increase the Company’s exposure to growth markets.  Here are some 2012 highlights:

Objective	Results
Focus on core brands- Coors Light, Molson Canadian and Carling	• Coors Light had very strong performance • Molson had good performance • Carling did not meet expectations
Make a significant acquisition	• Acquisition of StarBev in Central Europe • Adds $800 million in global revenue
Innovation	• New product launches • Packaging innovations • Supply Chain improvements • Organizational restructuring

Objective	Results
Grow our international business	• India and Ukraine gained market share • China posed operational and overall results challenges

2012 financial highlights of each achievement level include:

•                  Net sales: $3,916.5 million, +11.4%

•                  Considered EPS: $3.99 (as defined in the long-term incentive plan description on page 33)

•                  Underlying EPS: $3.91

•                  Income from continuing operations before income taxes: $592.1 million, -23.5%

•                  Net income from continuing operations: $441.5 million, -34.5% ($2.43 per diluted share)

•                  Underlying after-tax income: $710.5 million, +1.3%

•                  Worldwide beer volume: 55.1 million hectoliters, +13.9%

•                  Net cash provided by operating activities: $983.7 million, +13.3%

•                  Underlying free cash flow: $864.7 million, +39.8%

•                  Total shareholder return: +1%

A reconciliation of non-GAAP results to the nearest U.S. GAAP measure can be found in our annual report on Form 10-K on pages 30, 31 and 50.  Income from continuing operations before income taxes and underlying pre-tax income are shown at a segment level on pages 34, 37, 39, 42, 44 and 46 of our Form 10-K.

Looking historically at our CEO’s Summary Compensation Table pay relative to the performance of our incentive plan metrics, including 2012 results, shows that pay and performance align.  Results in 2011 included a 53rd week, as discussed in the Company’s financial statements.

CEO Pay Versus Performance: A Strong Correlation

Definitions of Pre-Tax Income and Revenue can be found under the heading Annual Molson Coors Incentive Plan in the section Components of Executive Compensation.  Revenue was added as a metric to the Molson Coors Incentive Plan in 2012.  The Definition of Considered EPS can be found under the heading Long-Term Incentives: PUs in the section Components of Executive Compensation.  CEO Pay is contained in the Summary Compensation Table.

Comparing our CEO’s realizable pay (defined as TDC, or total direct compensation) for fiscal years 2009 through 2011 (the most recent years available for our peer group) relative to our Company’s peer group performance also shows alignment (see the following table).

Realizable CEO Pay for Performance versus Peer Groups: A Strong Correlation

Realizable pay from 2009 through 2011 includes base salary, non-equity incentive plan payments, stock options valued at fiscal year-end 2011, RSUs valued at the share price at fiscal year-end 2011, actual values for completed cycles of performance units and projected payouts for performance units as of fiscal year-end 2011.  Because most of our CEO’s pay is performance-based and tied to the performance of our stock, 2012 also showed a strong correlation between realizable pay and performance.  We met some but not all of our targets, and realizable CEO compensation went down.

Impact of Performance on Executive Pay Programs

Our executive compensation program is designed to reward the executive team for performance.  Going into 2012, our programs featured:

• Strong link between compensation and performance	• Diverse performance metrics

• Clawbacks	• Diverse short- and long-term incentive vehicles

• Executive compensation tally sheets	• No stock option re-pricing without shareholder approval

• Use of peer group and comparable industry data	• Few perquisites

• Executive stock ownership guidelines	• No tax gross-ups on any perquisites

• No future excise tax gross-up agreements

• Segregation of duties between the independent Compensation Committee, the Board of Directors, the independent compensation consultant and management

Overall, 2012 business results were below the expectations we set for the Company. Thus, our executive compensation for 2012 was generally below target levels.  Below is a summary of the key components of our CEO’s compensation.

CEO PAY ACTIONS BASED ON 2012 PERFORMANCE

Component of Pay	Performance Period Results	Resulting Payout
Base Salary	2012 was a challenging year in which we exceeded our pre-tax income target but failed to meet our revenue target	0% pay increase for 2013 (following 0% pay increase for 2012)

Molson Coors Incentive Plan (MCIP)	Overall results multiplier below target (pre-tax income portion was above target and revenue component was below target)	• Payout was 88% of 2012 target and 45% below the 2011 payout

Long-Term Incentive	• 2% reduction in share price for 2012 • Shareholders received a 2.9% dividend yield • Considered EPS results multiplier below target

•  Stock options vesting in 2012 and 2013 have little to no value

•  Restricted Stock Units for the vesting period ending in 2012 have delivered targeted value

•  Performance Units for the performance period ending 2012 delivered slightly below targeted value

In addition, key executive pay program governance enhancements were decided as outlined below.

KEY GOVERNANCE ENHANCEMENTS TO OUR EXECUTIVE COMPENSATION PROGRAM

Action	Objective
Eliminated future excise tax gross ups for new NEOs beginning in 2012	• Avoids the costs associated with these benefits • Aligns to best practice
Eliminated executive tax gross-ups for disability and life insurance in 2012	• Avoids the costs associated with these benefits • Aligns to best practice
Modified the metrics to the short-term incentive plan

•  Placed greater weight on revenue growth, recognizing the importance of top-line growth to total shareholder return

•  Increased the difficulty of achieving threshold performance required for a bonus payout

Modified the design of the performance based long-term incentive awards

•  Added relative total shareholder return (TSR) to clearly align the largest component of our CEOs target pay to TSR

•  Delivered target awards in shares which leverages stock price appreciation or depreciation to align to TSR

Provided that equity awards have a double-trigger vesting provision in the event of a change in control	Aligns our program to the marketplace and ensures executives are appropriately protected
Eliminated use of supplemental incentive plans	Aligns to market and peer group pay practices
Moving to annual say on pay vote beginning in 2013 and proposing to expand say on pay to Class B shareholders beginning in 2014

•  Change gives shareholders a more frequent opportunity to voice their opinion on our executive compensation program

•  Change in 2014 opens up voting to all Molson Coors shareholders, subject to shareholder approval of the amended and restated certificate of incorporation (see Proposal No. 4 at page 21)

Engaged investors in active discussion

Clarified that active management of the MillerCoors joint venture is a key objective and that MillerCoors performance is considered like that of our other business units in setting executive compensation

Executive Compensation Philosophy and Positioning

Our executive compensation program seeks to establish compensation levels that will give our Company an advantage in acquiring the senior leadership necessary to make Molson Coors successful in achieving its business initiatives. As such, the Compensation Committee (Committee) reviews these principles regularly to ensure that they support our global growth and other strategic objectives.  Incentive plan metrics are reviewed against Board-approved business and financial plans. Our objective is for our executive compensation programs to be consistent with competitive practice in an ever-changing marketplace.  In setting those compensation levels we use the following principles:

Competitive Programs

We measure the competitiveness of our program against our peer group and comparable industry data.

Pay for Performance

We pay for performance. Within our global total rewards strategy, the percentage of at-risk performance-based pay increases with responsibility. Consistent with our pay philosophy and the compensation structure at our peer companies, our NEOs annual total direct compensation is structured so that 71% to 82% is annual and long-term incentive compensation (see the charts following this section). Annual incentive and long-term awards are based on important financial measures (pre-tax earnings, revenue growth, considered earnings per share and TSR) and on the value of our Class B common stock. Combined, these help us drive and reward the performance of Molson Coors, our business units and our people.  This mix of fixed and variable, annual and long-term incentive compensation motivates and rewards both short-term performance toward designated financial objectives and longer-term strategic performance. This design motivates behaviors to increase shareholder value. When shareholder value does not increase, our incentive programs are designed in a way to reduce executive compensation.

Market Competitive

We have one global process for setting base salaries, annual incentive opportunities and long-term incentive grant values for our NEOs and other top executives, but we generally set benefits and perquisites on the basis of home country practice and law.

In considering our Company’s size, we include our pro rata share of the MillerCoors joint venture revenue and market capitalization. MillerCoors is a joint venture in which we combined our highly-profitable U.S. business, Coors Brewing Company, with Miller Brewing Company in 2008.  MillerCoors is a hands-on business for us.

The Molson Coors executive team shapes and closely oversees the strategy and operations of MillerCoors.  Key examples of this include: five Molson Coors executives serve on the MillerCoors Board of Directors (out of a total of ten seats); single brand and innovation council advances the global brand identity of key joint venture brands such as Coors Light; we share talent across the organizations; and Pete Coors, the Vice Chairman of our Board, serves as Chairman of the Board of MillerCoors.

Each year, the Committee reviews the competitiveness of our compensation program.  For 2012 the Committee used 17 peer group companies and other consumer products industry data to assess the competitive levels for each of the elements of total direct compensation (base salary, annual incentive and long-term incentives) and when appropriate, perquisites and executive benefits.  Our peer group consisted of the companies listed below.  The Compensation Committee selected this peer group based on the following similarities:

• Size	• General economic challenges
• Operations	• Industry; or at a minimum, consumer products companies
• Global complexity
• Competition for global talent	• Public versus privately held

2012 Peer Group

Anheuser-Busch InBev Beam Inc. (formerly Fortune Brands)	Constellation Brands, Inc. Dean Foods	Hershey Co. Kellogg

2012 Peer Group

Brown - Forman Campbell Soup ConAgra Foods	Dr Pepper Snapple Group General Mills Heineken Heinz	Ralcorp Holdings J.M. Smucker Co. Sara Lee SAB Miller

The one modification to the peer group from 2011 was to remove Del Monte Foods because they were sold to private ownership.

Focus on Short and Long-Term Interests

Our performance based compensation uses a diverse set of metrics.  We seek to drive appropriate behavior and balance between short and long-term business results.

Opportunity

We facilitate cross-border mobility within our workforce through our compensation practices.

The table below describes the purpose of each element of our pay program, specific design criteria and targeted philosophy versus the Company’s peer group.

Element of Compensation	Purpose	Design Criteria	Targeted Philosophy
Base Salary	• Fixed dollar amount which provides a competitive level of fixed compensation	• Consistent with our peers • Reward individual performance and level of experience	• Median of peer group(1)
Annual Incentive Awards	• Provide annual variable pay opportunities to reward achievement of short-term Company goals, which drive long-term value creation	• Align to peer company targets • Align to shareholder interests • Allow payouts of above and below target achievements	• Targets historically set between median and 75th percentile of peer group(2) • Positioning of actual payouts determined by performance
Long-term Incentive Awards	• Provide long-term variable pay opportunities to reward achievement of long-term Company goals	• Align to shareholder interests and returns • Compliment short-term incentive goals to create appropriate diversity of goals • Balance performance focus and retention value	• Targets set at median of peer group • Positioning of actual payouts determined by performance (share price, Considered EPS performance and Total Shareholder Return)
Total Direct Compensation	The Committee does not establish a total direct compensation target but rather establishes targets by component

(1)         Mr. Swinburn’s base salary assessment includes consideration of the value to Mr. Swinburn of annual trips to the U.K. he receives and are further described on page 45 of the Summary Compensation Table section.

(2)         In 2012, NEO targets, except for Mr. Coors, were reduced to below median given historical performance.  In 2013, the Committee adopted a median target level approach for annual incentives.

Components of Executive Compensation

Based on the target levels of pay by component stated above, the following is the mix of executive compensation, which illustrates the Company’s emphasis on performance based pay.

(1)         Excludes Vice Chairman of the Board.  See Unique Role of Mr. Coors on page 40.

Following is a summary of the key elements of our executive compensation program.

Base Salary

A fixed dollar amount, which provides a level of fixed compensation, competitive with our peers and recognizes individual performance and level of experience.

Annual Molson Coors Incentive Plan

•                  Our annual incentive program is the Molson Coors Incentive Plan (referred to as the MCIP).  The MCIP provides variable pay opportunity for short-term performance, consistent with peer companies’ practice, and rewards for achievement of short-term objectives that can have a long-term impact on Company performance.

•                  The MCIP rewards executives, including the NEOs, for performance against annual Company, business unit and cumulative results objective (CROs), which measure performance against job requirements.  The Committee maintains control over the MCIP award payout, gauging reasonableness based on performance and Company financial gain.

•                  The Company-wide objectives for the MCIP were based on pre-tax income and revenue growth in 2012.  Pre-tax income is defined as revenue from sales, minus the cost of sales and minus operating expenses.  Revenue growth is measured as the year over year change in revenue from sales.  For the NEOs, the pre-tax income and revenue growth achievements for the Company, referred to as Enterprise pre-tax income, and the U.K. business unit, and EBITA and market share for MillerCoors, and EBITDA and free cash flow for Molson Coors Central Europe were measured against a performance scale which included threshold, target and maximum performance levels for the year.  Similar targets were used for other executive officers based on their geographical responsibilities.

•                  For 2013 we have placed greater weight on revenue, recognizing that top-line growth creates significant shareholder returns.  As in 2012, the revenue growth component can pay out only if the pre-tax threshold is met.  This is to motivate the management team to achieve both top and bottom line growth, consistent with great brand building.

•                  Award payouts could range from 0% to 200% of the target, based on level of achievement.  The Committee will have discretion to adjust awards for unforeseen economic or business issues impacting any one or all of the business units.  In assessing 2012 results, the Committee removed the effects of the StarBev acquisition as they were not contemplated into the original targets.

•                  Results of the 2012 MCIP can be found under the section 2012 Executive Pay Program Outcomes beginning on page 37.

•                  For 2012 only, the MCIP target bonus levels for the NEOs (other than Mr. Coors) were reduced by 50% for Mr. Swinburn and by 20% for the remaining NEOs.  We made this change because our 2012 financial goals were set below the top quartile, allowing for brand and growth investments that should drive longer-term bottom line results.  For 2013, other than for Mr. Swinburn, MCIP target bonus levels were restored to their pre-2012 amounts.  Mr. Swinburn’s 2013 MCIP target opportunity will be 135% which is below his pre-2012 level of 150%.  These targets approximate our peer group median and thus align to the company’s executive compensation philosophy.

In 2011 the Committee approved a stretch incentive cash program (referred to as the SICP) whereby the NEO’s (other than Mr. Coors) would be eligible to receive an additional cash incentive payment for exceptional Company performance in 2012.  For 2012, the Company did not meet the targeted threshold payment amount therefore no payments were made under the SICP.  This program has been eliminated.

Long-Term Incentives

We generally grant executives three types of long-term incentive awards:  performance units (PUs), stock options, and restricted stock units (RSUs).  Each NEO is assigned an aggregate long-term incentive program (LTIP) value, which is allocated among the three types of awards.  For 2012, we continued to make changes to the mix of awards to provide the appropriate mix of performance and retention based compensation and support the Company’s long-term strategy (see table below).  The mix of awards is designed to tie executive compensation to shareholder returns, balance performance focus with retention value and mitigate the risk of over-focus on a single metric.

YEAR OVER YEAR LONG-TERM INCENTIVE ALLOCATION

Vehicle	2011	2012	Alignment to shareholders
PUs	40%	50%	Considered EPS
Stock Options	40%	20%	Stock Price
RSUs	20%	30%	Stock Price

The key components of our LTIP and the 2012 awards are summarized below.

PUs

•                  The PU Plan generally measures Company achievement against a pre-determined performance measure over a 3-year performance period.

•                  The PU Plan provides for annual grants which keeps focus on the applicable performance metric (historically, considered earnings per share or “Considered EPS”; see next bullet for definition) and aids employee retention.   Annual grants (as opposed to end-to-end 3-year grants) also provide less opportunity for the performance metrics to become misaligned with the strategic direction and objectives of the Company.

•                  Considered EPS is defined as underlying earnings per share adjusted to reflect a normalized Company income tax rate.  Considered EPS provides a metric in addition to pre-tax income and revenue (upon which the annual incentive is significantly based) which focuses on growth in earnings but also on the value created for our stockholders.

•                  Each NEO is granted a PU award of a stated target dollar amount.  This dollar amount is divided by the Company’s target value per unit on the grant date to determine the total number of units.  The target per unit is the 3-year Cumulative Considered EPS targeted to be achieved by the Company over the period, subject to threshold and maximum limits.  The 3-year cumulative target requires 10% year over year growth from the prior year’s results.  Below the threshold, the units achieve no value.  At maximum, the PUs achieve 200% of the target value.

•                  The earned PUs can be settled in cash or shares, or partly in cash and partly in shares, at the discretion of the Company.  Historically, PUs have been settled in all shares.

•                  PUs were granted to the NEOs (other than Mr. Coors) in 2012 for the 3-year performance period ending on December 27, 2014.  The number of PUs granted to each NEO is detailed in the Grants of Plan Based Awards Table beginning on page 47.

•                  PUs vest pro-rata on retirement, death or disability and are paid out following the performance period, based on actual results.  PUs vest and are paid at 120% of target upon a change in control.  On any other termination of employment before the end of the performance period, the PUs are forfeited.

•                  The goals for PUs granted in 2012 are shown in the table below.

PERFORMANCE UNIT AWARDS — 3 YEAR CUMULATIVE CONSIDERED EPS VALUES (2012-2014)

Vesting Date	Threshold	Target	Maximum Value
March 12, 2015	$11.82	$14.35	$28.70
% of Award Earned	0%	100%	200%

•                  For 2013, we have replaced PUs with performance share units (PSUs).  The primary metric for PSUs will continue to be cumulative considered EPS.  However, a relative total shareholder return modifier has been added.  Additionally, PSUs will be settled in shares.  These enhancements provide a direct link between one of the largest components of our executive pay program (approximately 34% for the CEO and 26% for the other NEOs) and shareholder return.

Stock Options

•                  Stock option grants generally vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continuing employment.  The exercise price of the option can be no less than the fair market value of the Class B common stock on the date of grant.

•                  The ten-year term of our stock options provides an effective retention tool over the longer term because they retain potential value for employees even in the face of a prolonged downturn in the equity markets.  This provides balance to PU grants, which may lose all value if we miss the threshold performance criteria of the PU.

•                  Stock options align the interests of our executives with those of shareholders because stock options do not have value unless there is an increase in the value of our shares from the grant date to some point in time after the vesting date.

•                  The number of stock options is determined at the date of grant by dividing the target value of the award by the Black-Scholes value of the award on that date.

•                  The number of options, the exercise price, and the assumptions used to determine the Black-Scholes value of each option are set forth in the Grants of Plan Based Awards Table beginning on page 47.

•                  Upon retirement, unvested stock options vest.  In the event of termination for any other reason, unvested options are forfeited.  In the event of a change in control, all unvested stock options vest, except to the extent that a replacement award is provided.

•                  We do not permit re-pricing of stock options without shareholder approval.

RSUs

•                  RSUs vest 100% on the third anniversary of the date of grant, subject to continuing employment, and are settled in Class B common shares at that time.

•                  Providing part of the annual LTIP award in the form of RSUs significantly strengthens the retention value of our LTIP by providing a full value component to balance performance based stock options and PUs.

•                  The number of RSUs is determined at the date of grant by dividing the target value of the award by the closing price of the Company’s Class B common stock on the date of award.

•                  The earned RSUs are settled in shares.

•                  Dividend equivalents are not paid on the RSUs.

•                  The number of RSUs granted to each NEO is detailed in the Grants of Plan Based Awards Table beginning on page 47.

•                 A pro-rata portion of the outstanding unvested RSUs will vest in the event of termination due to disability, retirement or death. In the event of a change in control, all unvested RSUs will vest, except to the extent that a replacement award is provided.  Otherwise, RSUs are forfeited upon termination.

In 2011 the Committee approved a stretch incentive equity program (referred to as the SIEP) for 2012 under which the NEO’s (other than Mr. Coors) would have been eligible to receive an additional equity incentive payment for exceptional performance in 2012.  Since the target net profit amount was not achieved, no award was made under the SIEP.  This program has been eliminated.

Perquisites

In addition to the compensation program elements described above, we provide certain perquisites to our executives, including the NEOs, that we believe are appropriate and competitive.  These perquisites are described below and in the narrative following the Summary Compensation Table section beginning on page 43.

Senior Mobile Workers and International Assignment Programs

These programs were established to allow for the Company to move talent around the world in a consistent and efficient manner.  The programs generally allow for employee accommodations, necessary transportation, cost-of-living adjustments (as appropriate), tax return preparation services and in certain situations, tax equalization associated with an international assignment. Any compensation received by NEOs while a participant in these programs is included in the Summary Compensation Table on page 43.

Retirement and Other Post-Termination Benefits

Retirement

Executive officers participate in the same retirement, 401(k) and pension plans as do other salaried employees in their home country.  In addition to the Company’s 401(k) plan in the U.S., the Company provides the Supplemental Savings and Investment Plan to highly-compensated U.S. employees to address the IRS income and benefit restrictions placed on our retirement plans.

As of April 1, 2009, the Company froze benefit accruals under the qualified defined benefit pension plan in place for employees in the Molson Coors Brewing Company UK business unit.  Messrs. Swinburn, Hunter and Glendinning have benefits in that plan and were impacted in accordance with these changes.

Details regarding the operation of the Company’s retirement and pension plans are provided in the narrative following the Pension Benefits Table beginning on page 53.

Deferred Compensation

For highly compensated U.S. employees, including the NEOs, the Company has established the Molson Coors Supplemental Savings and Investment Plan.  This plan is meant to keep employees whole on Company contributions which would otherwise be made to the Company’s 401(k) plan were it not for certain IRS limits.

For Mr. Hunter, the Company has established an individual Employer Financed Retirement Benefit Scheme (EFRBS), which allows him and the Company to realize certain tax benefits given Mr. Hunter has reached general pension plan limits in the U.K.

In 2009, the Company entered into an agreement with Mr. Coors to replace his then Non-Qualified pension plan and post retirement Salary Continuation Plan Agreement with a deferred compensation single sum balance plan.  Mr. Coors also received an RSU award in 2005 which is considered a deferred compensation plan.

Details regarding the operation of the Company’s deferred compensation plans are contained in the 2012 Nonqualified Deferred Compensation section beginning on page 54.

Change in Control and Severance

Through the combination of the Change in Control Program (CIC Program) and the Company’s Severance Pay Plan, the Company provides protection to executives in situations involving termination ‘not for cause’ following a change in control.  The NEOs, other than Mr. Coors, participate in the CIC program and the Severance Pay Plan.

As a condition of participating in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.

Under the CIC Program, a participant is entitled to certain “double-trigger” benefits following a change in control, that is, if the participant is terminated by the Company other than for cause, death or disability, or if the participant resigns for good reason (amounting essentially to constructive discharge) on or within a certain period of time (for NEOs, two years) after a change in control of the Company. Benefits are also payable if a qualifying termination occurs up to six months prior to the change in control at the request of a third party involved in or contemplating a change in control of the Company.

The Committee last provided a change-in-control agreement including an excise tax gross up in 2009, and no new participants have been or will be gross-up eligible.  Mr. Hattersley was added to this plan in 2012 because he came from MillerCoors, where he had a comparable change in control agreement.  The plan has since been closed to new participants.

Oversight of Executive Compensation Programs

To ensure consistent application of our philosophy described above, we draw on the perspectives of different groups in setting objectives, reviewing performance and determining rewards for our executive officers, including our NEOs. The table below outlines their roles and responsibilities.

Roles and Responsibilities

Independent Members of the Board of Directors

•    Establish financial and other business goals and objectives, providing the foundation for the performance measures of the incentive compensation programs.

•    Set and measure performance objectives and goals for Messrs. Swinburn and Coors based on the recommendations of the Compensation Committee.

•    In executive session, approve salary, annual incentive and LTIP award values for Mr. Swinburn and salary and annual incentive values for Mr. Coors, on the recommendation of the Compensation Committee.

Independent Compensation Committee

•    Sets compensation for the NEOs other than Messrs. Swinburn and Coors.

•    Reviews data, objectives and goals, and assesses achievement, and recommends compensation for Messrs. Swinburn and Coors for approval by the Board.

•    Considers compensation competitiveness based on a review of peer group and, where applicable, comparable industry compensation.

•    With input from Mr. Swinburn, sets individual performance objectives based on Company-wide and business unit targets, and cumulative results objectives (CROs), which are measurements against job performance with cumulative results shared by all executive officers, as described more fully under the heading “Annual Incentive” beginning on page 37 for the NEOs, other than Messrs. Swinburn and Coors, and evaluates achievement of those goals and objectives.

•    Establishes performance measures for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the Code) and certifies achievement of such performance measures.

•    Certifies levels of attainment of Company and business unit performance, and reviews the NEOs’ performance on individual goals and CROs.

Compensation Consultant to the Compensation Committee (the Compensation Consultant)

•    Pay Governance LLC reports directly to the Compensation Committee.

•    Assists in developing recommendations for compensation for executive officers including the NEOs.

•    Based on input and guidance from the Compensation Committee, the CEO and the Global Chief People and Legal Officer, develops and provides information and recommendations for use by the Compensation Committee in reviewing and adjusting the Company’s global compensation program, including:

• peer group and industry data;

• assessments of pay competitiveness for executive officers;

• incentive plan design and implementation; and

• methodologies for implementation of compensation elements and relative pay and performance alignment.

CEO

•    Recommends individual performance objectives and goals of NEOs (other than Mr. Coors), for adoption by the Compensation Committee, and guides the achievement of those goals.

•    Evaluates each NEO (other than Mr. Coors and himself), on the basis of goals set for the year and a self assessment completed by the NEO.

•    Recommends NEO salaries and annual and long-term incentive awards (other than for Mr. Coors and himself), based on his assessments. Recommendations take into account subjective criteria such as unique talents, criticality to the organization and retention risk.

•    Reviews trend information and reports prepared by the Compensation Consultant regarding competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the Compensation Committee.

Global Chief People and Legal Officer

•    Reviews reports and trend information prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels for our executive officers, in order to make recommendations to the Compensation Committee.

Roles and Responsibilities

• Makes recommendations regarding changes to our executive compensation programs to the CEO and the Compensation Committee.

2012 Executive Pay Program Outcomes

Base Salary Actions

Senior management for the Company generally did not receive annual salary increases for 2012.  This was based on business performance and overall positioning of compensation relative to our peer group.  This included the NEOs with the exception of Mr. Hunter, who did receive a base salary increase with respect to changes in his position.  Additionally, we hired a new CFO, Mr. Hattersley, following Mr. Glendinning’s move to the President and Chief Executive Officer, Molson Coors UK role.  The following outlines the related base salary decisions for Messrs. Hattersley and Hunter:

•                  In 2012 Gavin Hattersley was hired as CFO at a base salary rate of $556,400.

•                  On December 1, 2012, Mark Hunter’s base salary was increased 10% ($591,456) in recognition of his increased responsibility as President and CEO of the newly formed Molson Coors Europe business.

Annual Incentive Results

For 2012, the target levels of achievement at the corporate and business group levels were set as follows.  Results have been adjusted in order to remove the impact the change in exchange rates has on the calculations over the course of the year.

2012 MOLSON COORS INCENTIVE PLAN (MCIP) RESULTS

	2012 Pre-Tax Earnings (70%) $M					2012 Revenue (30%) $M					Total
Business	Target		Actual		Payout	Target		Actual		Payout	Results
Enterprise		$757.0		$789.2	114%		$6,821.0		$6,631.8	27%	88.0%
MCBC UK	GBP	58.4	GBP	40.8	0%	GBP	868.0	GBP	797.9	0%	0%
MCBC Canada (1)	CAD	451.9	CAD	451.6	98%	CAD	2,092.0	CAD	2,041.1	44%	82.0%

(1)         None of the 2012 NEOs had the results of MCBC Canada used for a direct calculation of their bonus.  However, the information has been provided as this represents a significant portion of the Company’s pre-tax earnings and revenue.

2012 MOLSON COORS INTERNATIONAL(1)

	2012 Pre-Tax Earnings (40%) $M			Volume (60%) HL			Total
Business	Target	Actual	Payout	Target	Actual	Payout	Results
MCI	$(31.5)	$(33.6)	89%	1,677.0	1,520.8	59%	71%

(1)         None of the 2012 NEOs had the results of MCI used for a direct calculation of their bonus.  However, the information has been provided as this represents a key component of Company strategy.

2012 MOLSON COORS CENTRAL EUROPE (MCCE) RESULTS(1)

	2012 EBITDA (50%) $M					Cash Flow (50%)					Total
Business	Target		Actual		Payout	Target		Actual		Payout	Results
MCCE	EUR	250.0	EUR	211.8	0%	EUR	127.5	EUR	127.0	98.9%	49.5%

(1)         The Molson Coors Central Europe (MCCE) bonus program design was established prior to the acquisition by Molson Coors.

2012 MILLERCOORS INCENTIVE PLAN RESULTS(1)

	2012 EBITA (70%) $B			Premium Light Brand Market Share Growth(2) (30%)			Total
Business	Target	Actual	Payout	Target	Actual	Payout	Results
MillerCoors	$1.270	$1.290	125%	+0.10 share points	-0.56 share points	0%	87.7%

(1)         Peter Coors bonus is based on MillerCoors results given his role with the MillerCoors joint venture.

(2)         Premium Light Brand Market Share Growth is the percentage point growth in market share for core brands.  EBITA comprises 70% of the outcome and the remaining 30% is calculated on Premium Light Brand Market Share Growth.

The following table summarizes the calculation of final 2012 MCIP awards after review by the Committee (and the independent members of the Board in the case of Messrs. Swinburn and Coors).  The Company’s performance against the pre-determined measures is set forth in the table above.  The multiplier shown is aligned with corporate, business unit and cumulative results objectives (CROs) performance and represents achievement against objectives.  This multiplier was subject to discretionary adjustment (up or down, within the maximum allowable payment amounts as determined under the MCIP) by the Committee (or the independent members of the Board, in the case of Messrs. Swinburn and Coors) based on individual performance.  The Grants of Plan Based Awards Table on page 47 provides information on threshold, target and maximum MCIP awards.

NEO	2012 MCIP Target (as a % of Salary)		Unit Focus	Weight	MCIP Multiplier	MCIP Award for 2012 (Paid in 2013)
Peter Swinburn	75%		MCBC Corp	100%	88%	$709,500

Gavin Hattersley			MCBC Corp	75%	88%	$148,638
	75	%(1)	Individual/ CROs	25%	88%	$49,546
			Total			$198,184

Stewart Glendinning			MCBC Corp	75%	88%	$221,652
	60	%(2)	Individual/ CROs	25%	88%	$73,884
			Total			$295,536

Peter Coors	120%		MillerCoors	100%	87.7%	$894,540

Samuel Walker	60%		MCBC Corp	75%	88%	$244,569
			Individual/ CROs	25%	106%	$97,827
			Total			$342,396

NEO	2012 MCIP Target (as a % of Salary)		Unit Focus	Weight	MCIP Multiplier	MCIP Award for 2012 (Paid in 2013)
Mark Hunter			MCBC Corp	25%	88%	$71,552
			MCBC UK	25%	0%	$0
	60	%(3)	MCBC CE	25%	49.5%	$44,414
			Individual/ CROs	25%	88%	$71,552
			Total			$187,518

(1)         Mr. Hattersley’s 2012 bonus was prorated to his date of hire and based on actual performance.

(2)         Mr. Glendinning served as President and CEO of Molson Coors UK for half of the year.  However, given his assignment was temporary and to support global reorganization of the business, it was decided he would remain on the MCBC Corporate bonus for his role in the UK.

(3)         Mr. Hunter served as President and CEO of Molson Coors UK for half of the year and President and CEO of Molson Coors Central Europe for half of the year.  Given Molson Coors UK did not meet threshold performance, Mr. Hunter did not receive a bonus for that portion of the year.

Long-Term Incentive Results

The grant date value of the Long-Term Incentive Plan (LTIP) awards granted to the NEOs in 2012 is shown below.  Options are valued at their Black-Scholes value, as described on page 33.

NEO	Total 2012 Annual LTIP Award
Peter Swinburn	$4,000,031
Gavin Hattersley	See special new hire awards under 2012 Additional Long-Term Incentive Recognition Awards below
Stewart Glendinning	$1,000,031
Peter Coors	$0
Samuel Walker	$1,000,031
Mark Hunter	$1,000,031

Performance Unit Results

Performance Units awarded during 2012 and performance units for the performance period ending in 2012 achieved the following results:

2009-2011 AND 2010-2012 PERFORMANCE UNIT CUMULATIVE CONSIDERED EPS RESULTS

Vesting Date	Target	Actual	Payout
May 13, 2012	$10.05	$10.92	108%
March 15, 2013	$11.91	$11.64	98%

Additional Long-Term Incentive Recognition Awards

As referenced above under the section Base Salary Actions, certain NEOs received additional compensation actions in 2012 due to changes in their responsibilities, or, in the case of Mr. Hattersley ($750,065), as a retention vehicle in his new role as CFO with Molson Coors.  Such awards were made to Messrs. Glendinning ($300,035) for assignment as President and CEO of Molson Coors UK, Walker ($150,003) for assignment as Chief People and Legal Officer and Hunter ($300,035) for assignment of President and CEO of Molson Coors Europe.  Details of these awards are included in the Summary Compensation Table section.

Additional Executive Compensation Actions

Mr. Hattersley received standard relocation benefits per the Company’s relocation policy.  Messrs. Glendinning and Hunter received international assignment support while on assignment in the U.K. and Prague, respectively.  The values of these benefits are included in the Summary Compensation Table for 2012 on page 43.

Unique Role of Mr. Coors

Mr. Coors serves in several capacities as an executive of the Company:

•                  As an employee and Vice Chairman of the Board of Molson Coors he brings a wealth of industry and Company knowledge and provides input to key strategic decisions.

•                  As a well-recognized public representative of the Company and industry, with strong relationships with key customers, partners and government officials.  He is also a beer industry icon who advocates for product quality, all of which provide a significant competitive advantage.

•                 As Chairman of the Board of MillerCoors he brings these same skills and experience to an organization that contributes significantly in the success of Molson Coors.  While at the same time looking after a key asset of Molson Coors, mainly the Coors family of brands, in its largest geographic market by volume.

There are no direct peer comparisons for Mr. Coors’ role.  The Committee recognizes that Mr. Coors, as a member of one of the two founding shareholding families with one of the largest interests in the Company, is motivated to stay with the Company whether or not he receives compensation designed for retention. Nevertheless, the Committee exercises its discretion in recommending an appropriate salary for Mr. Coors, and generally expects to recommend a salary below that of the CEO. For 2012, there were no changes to Mr. Coors’ compensation.

A portion of Mr. Coors compensation is provided for his services as a director, as outlined in the Director Compensation section on page 16.

In setting Mr. Coors’ compensation, the Committee takes into account the performance of the MillerCoors business.  For example, the MillerCoors Compensation Committee establishes and then certifies MCIP results for the MillerCoors business on an annual basis.  The Committee looks at those data in considering Mr. Coors’ compensation.  The Committee believes that this is appropriate because Mr. Coors contributes so substantially to the success of MillerCoors, as stated above.  Mr. Coors’ salary and annual bonus are reimbursed by MillerCoors.

2013 Executive Pay Program Decisions

Key changes in 2013 again centered on the LTIP and MCIP.  As the Company’s business strategy continues to evolve in response to industry and consumer trends, so do our executive compensation performance based pay programs.  This is necessary to make sure executives are being motivated in the appropriate ways to drive the proper balance and focus of short and long-term growth.  Following is a summary of those changes and the rationale behind them:

Program	Decision/Change	Rationale
Base Salary	• No increases for 2013 (following no increase in 2012), except for Mr. Hunter	• Based on competitive positioning of total compensation and business performance
LTIP	• Replaced Performance Units with Performance Share Units (PSUs) • Introduction of Relative Total Shareholder Return (TSR) metric to PSU awards	• More closely align LTIP awards and value to shareholder returns • 32% of CEO and 25% of other NEOs’ target compensation is delivered in PSUs
MCIP

• Increased emphasis on revenue over 2012 (60% pre-tax earnings; 40% revenue)

• Increased the difficulty in achieving threshold performance and in turn a payout under the MCIP

• Other than Mr. Swinburn, restored MCIP target bonus levels to those previously in place prior to 2012. For Mr. Swinburn, moved MCIP target bonus level above 2012 level but below previous level

• The overall mix of metrics places appropriate focus on top and bottom line growth

• Strengthens the linkage between executive performance based pay and delivery of shareholder value

• Aligns NEO target incentive opportunity to compensation philosophy: median of the peer group

Also the Committee, in conjunction with granting annual restricted stock unit awards in the first quarter of 2013, approved a supplemental restricted stock unit award for each of the NEOs, other than Mr. Coors, after considering the Company’s 2012 performance, including the achievement of above-target pre-tax net income, and the reduced target level for each NEO’s 2012 MCIP award.  These supplemental awards will vest one year after the date of grant.

The Board of Directors also has voted to move from a triennial shareholder say on pay vote frequency to an annual say on pay vote beginning with the 2013 vote, and to seek shareholder approval of an amendment to its certificate of incorporation to allow Class B shareholders to participate in the vote beginning in 2014.

Additional Information Regarding Executive Pay Programs

Governance of Equity Grant Process

The Committee generally evaluates and approves annual equity grants at or about the same time as it determines and approves the Company’s annual salary adjustments and annual incentive payouts.  This typically occurs at its regularly scheduled meeting in the first quarter of the year.

Individual recognition equity awards may be granted at other times during the year related to special events (acquisitions, establishment of joint ventures, extraordinary performance, etc.).  Awards of stock options, RSUs or other equity incentives to new executive officers also typically occur at the time the individual joins the organization or first becomes an officer.  Certain awards were made during 2012 and are further described under the section 2012 Executive Pay Program Outcomes: Long-Term Incentive Results on page 39.  These awards are also reflected in the relevant Summary Compensation tables beginning on page 43.

Employment Agreements and Letters

Employment agreements are in place for Messrs. Coors, Swinburn and Hunter.  The material terms of these agreements are described beginning on page 58.  Messrs. Glendinning and Hattersley have employment letters which generally outline the compensation components of their roles.  These agreements do not provide a guarantee of continued employment, but rather clarify the workplace transition that will occur should employment of the executive end in a ‘not for cause’ situation.

Stock Ownership Guidelines

We have stock ownership guidelines for our senior officers, including the NEOs, because it is important for the leadership team to have a meaningful stake in the Company to further align management’s interests with those of our stockholders. Under the guidelines, senior officers must accumulate shares and share equivalents having a market value equal to a prescribed multiple of annual salary.  All of our NEOs, with the exception of Mr. Hattersley, currently satisfy the applicable stock ownership guidelines, which are set forth below.  Mr. Hattersley is in his first year of his allowable five year period in which to meet the ownership requirement.

Position	Ownership Requirement: Multiple of Annual Salary	Additional Details
Mr. Swinburn and Mr. Coors	5 x	• Each NEO has 5 years from commencing NEO status to reach the required ownership level

Other Named Executive Officers	3 x

• Shares owned outright, the value of shares in deferred compensation plans, and the projected after-tax value of unvested RSUs and PUs count toward the ownership requirement while vested and unvested stock options are excluded

Other Senior Executives	3 x

Recovery of Awards

Participants in our long-term incentive awards program are required to agree that their awards will be forfeited and amounts received will be subject to recovery if the participant engages in conduct resulting in an accounting restatement of Company results.  In the event of a restatement of our financial statements, an executive who engages in conduct resulting in the restatement will be required to reimburse the Company the amount of any payment or settlement of an award earned or accrued during the twelve month period following the restatement.

The Committee will also develop a recovery policy based on the requirements to be issued by the NYSE pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the requirements of the NYSE rules are finalized.

Compliance with IRS Section 162(m)

Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers who are in office at the end of the fiscal year to $1 million per officer in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. The Committee’s policy is to provide annual incentive awards, stock options and Performance Units that are intended to qualify and be fully deductible by the Company under Section 162(m) of the Code. However, in order to maintain market competitive compensation programs, the Committee has reserved the right to approve incentive and other compensation that may not meet the Section 162(m) performance-based compensation exception. To the extent that such compensation exceeds the $1 million limitation set forth in Section 162(m) of the Code, the Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances. The time-vested RSUs granted by the Committee will not be treated as performance-based compensation under Section 162(m) of the Code.

The Committee also considers the effect of accounting treatment in determining appropriate forms of compensation.

Independence of the Compensation Consultant to the Compensation Committee

During 2012, the Committee utilized Pay Governance, an independent executive compensation firm who does no other business with the Company, to advise the Committee and Board on the design and potential changes to the Company’s executive and director compensation policies.

The Committee reviewed the Company’s relationship with Pay Governance to ensure the independent judgment of the Compensation Consultant to the Committee and the Committee does not believe that there are any conflicts of interest with Pay Governance.  The review is conducted to ensure the Compensation Consultant renders candid and direct advice independent of management’s influence.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in these proxy materials.

Submitted by the Compensation Committee

H. Sanford Riley (Chair)	Brian D. Goldner	Charles M. Herington	Douglas D. Tough

EXECUTIVE COMPENSATION

Summary Compensation Table for 2012

The following table sets forth information regarding compensation earned for services rendered during fiscal years 2012 and 2011 and, where applicable, 2010 for our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Comp. ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Peter Swinburn President and CEO (1)	2012	1,075,000	3,200,024	800,007	709,500	958,174	301,867	7,044,572

	2011	1,041,667	2,400,039	1,600,005	1,260,411	919,469	364,104	7,585,695

	2010	941,667	2,310,054	1,540,007	1,895,400	690,538	384,368	7,762,034
Gavin Hattersley (1)(2) Global CFO	2012	253,913	375,055	375,011	198,184	0	106,918	1,309,081
Stewart Glendinning Global CFO and President and CEO MCBC UK (1)(3)	2012	559,728	1,100,063	200,004	295,536	90,515	147,391	2,393,237

	2011	553,419	660,013	440,003	333.036	53,143	127,963	2,167,577

	2010	533,867	708,013	472,003	638,788	70,455	155,434	2,578,560
Peter H. Coors Vice Chairman of the Board of Molson Coors (1)	2012	850,000	100,023	0	894,540	418,974	394,849	2,658,386

	2011	850,000	100,036	0	714,000	0	338,221	2,002,257

	2010	849,979	1,200,037	800,036	688,160	0	303,649	3,841,861
Samuel Walker Global Chief People and Legal Officer (1)	2012	617,598	950,031	200,004	342,396	49,703	121,973	2,281,705

	2011	612,577	600,013	400,001	368,330	0	159,515	2,140,436

	2010	598,596	600,046	400,008	715,048	0	179,838	2,493,536

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Comp. ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Mark Hunter (3) President and CEO MCBC UK and President and CEO MCBC CE	2012	541,968	1,100,063	200,004	187,518	529,857	294,572	2,853,982

	2011	512,556	660,013	440,003	134,560	588,953	179,541	2,515,626

	2010	494,347	673,210	448,808	547,915	679,184	254,785	3,098,249

(1)         Messrs. Swinburn, Hattersley and Glendinning are also Directors of MillerCoors.  Mr. Walker is the Managing Director of MillerCoors.  Mr. Coors is Chairman of the Board of MillerCoors.

(2)         Mr. Hattersley joined the Company in June 2012.

(3)         A U.K. GBP to U.S. dollar exchange rate of 1.6160 as of the end of the Company’s fiscal year, December 29, 2012, was used to convert Mr. Hunter’s 2010 through 2012 compensation.  Mr. Glendinning continued to receive compensation in U.S. dollars while on assignment in the U.K.

“Bonus” column (d) has been omitted as the company did not payout a bonus to its NEOs in 2010, 2011 or 2012.

Stock Awards (Column (e))

The amount in the Stock Awards column is the aggregate grant date fair value of stock awards granted to each NEO, calculated in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation (FASB Topic 718).  The stock awards granted to the NEOs, other than Mr. Coors, consisted of PUs and RSUs and are described in the CD&A beginning on page 37.  For Mr. Coors, the stock awards consist of RSUs and are described Long Term Incentive section of the CD&A beginning on page 39.

The assumptions used to calculate these amounts are incorporated by reference to Note 15 to the Company’s consolidated financial statements in the Form 10-K.   The PUs, stock options and the RSUs were granted under the Molson Coors Brewing Company Incentive Compensation Plan (Incentive Plan), the material provisions of which are described beginning on page 32.  The grant date fair value for the PUs was calculated based on the target amount for the award period commencing in the year indicated. For 2012, the aggregate grant date fair value of all stock awards assuming the highest level of payout for PUs would be as follows: $5,200,027 for Mr. Swinburn, $375,055 for Mr. Hattersley, $1,600,074 for Messrs. Glendinning and Hunter, $100,023 for Mr. Coors and $1,450,042 for Mr. Walker.

The Company cautions that the amounts reported for these awards may not reflect the amounts that the NEOs will actually realize from the awards.  Whether, and to what extent, a NEO realizes value is dependent on a number of factors including, the Company’s performance, stock price, and the NEOs continued employment.

Stock Option Awards (Column (f))

The amount in the Stock Option Awards column is the grant date fair value of stock option awards granted to each NEO, calculated in accordance with FASB Topic 718.  In calculating these amounts, the Company does not take into account the risk of forfeiture.  The stock options awards granted to the NEOs are described in the CD&A.

The assumptions used to calculate these amounts are incorporated by reference to Note 15 to the Company’s consolidated financial statements in the Form 10-K.   The stock options were granted under the Incentive Plan.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column represent amounts earned by the NEOs under the MCIP as explained in the CD&A beginning on page 37.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column (h))

The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column include changes in pension value under the tax qualified pension plan for our UK entity and under the Molson Coors Supplemental Thrift Plan.

All Other Compensation (Column (i))

The amounts reported in the All Other Compensation Column reflect the sum of (i) the incremental cost to the Company of perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Molson Coors Brewing Company Savings and Investment Plan (Thrift Plan) and the Molson Coors Brewing Company Supplemental Savings and Investment Plan (Supplemental Thrift Plan); and (iv) the dollar value of life insurance premiums paid by the Company.  The amounts contributed to the Thrift Plan and Supplemental Thrift Plan (collectively, Thrift Plans) are calculated on the same basis for all participants in the relevant plan.  The material provisions of the Thrift Plans are described beginning on page 46.

The table below outlines the perquisites and other personal benefits that meet the threshold for disclosure under SEC rules.  The table also outlines the additional all other compensation that meets the threshold required for disclosure under SEC rules.  A “No” indicates that the NEO was not eligible to receive the perquisite or personal benefit.  Other than for executive life insurance premiums, no tax reimbursements are provided to the NEOs.  A description of all perquisites and other personal benefits received by the NEO in 2012 follows the table.

Perquisites and Other Personal Benefits

Name	Executive Physical	Financial Planning	Parking Allowance	Sports Tickets	Car Allowance		Personal Travel		Product Allotment	Relocation	Global Assignment
Peter Swinburn	$1,590	$10,000	$1,200	$275	$12,000		$28,610		No	No	No
Gavin Hattersley	$0	$5,000	$700	$0	No		No		No	$66,946	No
Stewart Glendinning	$1,870	$10,000	$900	$0	$4,913	(1)	No		$166	No	$35,651
Peter H. Coors	$895	$10,000	No	$0	No		No		No	No	No
Samuel Walker	$1,335	$10,000	$1,200	$1,078	No		No		No	No	No
Mark Hunter	$1,534	No	No	No	$28,316		No	(2)	$488	No	$94,858	(2)

(1)         Mr. Glendinning received auto benefits as part of his temporary assignment as President and CEO of MCBC UK.

(2)         Mr. Hunter received Personal Travel benefits as part of his assignment to our Prague, Czech Republic offices in coordination with his assignment as President and CEO of Molson Coors Central Europe.  These values are included in his Global Assignment amount.

Executive Physical

Molson Coors supports the health and well being of all employees by providing medical benefits and a wellness program. In addition to the standard health and wellness benefit, US based executives are encouraged to receive an enhanced annual physical at the expense of the Company.  All of the US NEOs, except Mr. Hattersley, utilized this benefit in 2012.

Financial Planning

The Company provides financial planning services to the Denver based NEOs to assist in the management of personal finance.  The services may include estate planning, tax planning or annual financial reviews.

Parking Allowance

The Company provides a parking allowance to all Denver based employees, including the Denver based NEOs.  Mr. Coors does not receive a parking allowance.

Sports Tickets

The Company previously provided sports tickets to Denver based executives to distribute to employees for reward/ recognition, to donate to corporate-sponsored fundraisers or charitable events, or for personal use.  During 2012 the Company discontinued sports tickets for its Denver executives.

Car Allowance

Molson Coors strives to provide a market-competitive total rewards package for our executives. We provide select executives with a car allowance or leased vehicle in accordance with local market practice.  The Company currently provides a car allowance to Mr. Swinburn. Mr. Hunter received a Company vehicle through June 2012 and then elected to take his vehicle benefit as a vehicle allowance.

Personal Travel

Pursuant to his employment agreement, Mr. Swinburn is entitled to 4 annual first class trips to the U.K. and his wife is entitled to 5 annual first class trips.  The value of this benefit is included in Mr. Swinburn’s salary assessment.

Product Allotment

The Company provides product samples to Canada and U.K. executives and believes that this enhances our executives’ knowledge of our products and enables them to become stronger champions of our brands.  Denver based employees, including the NEOs, are eligible to purchase products at a discount.

Relocation

Mr. Hattersley received relocation assistance under the Molson Coors Relocation Policy upon his appointment to the Global Chief Financial Officer position.

Global Mobile and International Assignment

Under the Company’s Global Mobile Workers and Short-Term International Assignment Policies, employees who are asked to take assignments in locations which are not a reasonable commuting distance from their place of residence, receive certain benefits in their work office location.  Where benefits received become taxable to the employee, the Company provides tax gross-up assistance.  Under the Global Mobile Workers Policy Mr. Hunter received reasonable transportation benefits to and from his home and office and housing and cost of living allowances in his office location.  Under the Short-Term International Assignment Policy Mr. Glendinning received housing, auto and cost of living expense allowances in his work office location.  Spot exchange rates at the time of expense payment were used to convert payments to U.S. dollars.

Additional All Other Compensation

Name	Relocation Tax Reimbursement	Contributions to Thrift Plans	Life Insurance Premiums	Other	Board of Director Fees
Peter Swinburn	No	$217,687	$30,505	No	No
Gavin Hattersley	$15,168	$13,354	$5,750	No	No
Stewart Glendinning	$7,964	$80,349	$5,578	No	No
Peter H. Coors	No	$148,260	$55,443	No	$180,251
Samuel Walker	No	$96,233	$12,127	No	No
Mark Hunter	$12,508	$150,060	$3,196	$3,612	No

Relocation Tax Reimbursement

The amounts in the table above reflect tax reimbursements paid to certain NEOs.  The amounts are related to tax reimbursements with respect to the Company’s aforementioned Relocation, Global Mobile Workers and Short-Term International Assignment Policies.  These are standard features of these programs which are available to all employee participants.  A Czech Koruna to US dollar exchange rate of 0.0526 as of the end of the Company’s fiscal year, December 29, 2012, was used to convert Mr. Hunter’s tax payments.  A GBP to U.S. dollar exchange rate of 1.6160 as of the end of the Company’s fiscal year, December 29, 2012, was used to convert Mr. Glendinning’s tax payments.

Contributions to Thrift Plans

The Company makes direct and matching contributions for each of Messrs. Swinburn, Coors, Glendinning and Walker under the Thrift Plans, as applicable, on the same terms and using the same formula as other participating employees.  The amounts reflected in the table above represent the following:

•                  Mr. Swinburn:          $30,000 to the Thrift Plan and $187,687 to the Supplemental Thrift Plan.

•	Mr. Hattersley:	$13,354 to the Thrift Plan.
•	Mr. Glendinning:	$22,500 to the Thrift Plan and $57,849 to the Supplemental Thrift Plan.
•	Mr. Coors:	$30,000 to the Thrift Plan and $118,260 to the Supplemental Thrift Plan.
•	Mr. Walker:	$30,000 to the Thrift Plan and $66,233 to the Supplemental Thrift Plan.
•	Mr. Hunter:	$150,060 to the Individual Employer Funded Retirement Benefit Scheme.

Life Insurance Premiums

The Company provides life insurance to all U.S. and U.K. employees.  For U.S. NEOs, the coverage is equal to eight times their salary and for Mr. Hunter, the coverage is equal to four times his salary.  The tax reimbursement related to this benefit for U.S. NEOs was discontinued in 2012.  Mr. Hunter is also not eligible for a tax reimbursement related to this benefit.

Board of Director Fees

In 2012 Mr. Coors received fees as described in the Director Compensation section beginning on page 16 as follows: cash retainer in the amount of $100,000, Vice Chairman fees in the amount of $75,000 and RSU dividend equivalents of $5,251.

Other

Under a grandfathered U.K. benefit program, Mr. Hunter receives a fixed educational allowance for his family’s education expenses.

Grants of Plan Based Awards For 2012

The following table provides information for each of our NEOs regarding annual and long-term incentive award opportunities, including the range of potential payouts, made under our stockholder approved Incentive Plan.

			Estimated Future Payouts Under Non- Equity Plan Awards			Estimated Future Payouts Under Equity Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Peter Swinburn	03/12/12	RSUs							28,051			1,200,022
	03/12/12	Perf. Units				114,286	139,373	278,746				2,000,003
	03/12/12	Stk.Options								97,443	42.78	800,007
	2012	MCIP	201,563	806,250	1,612,500
	2012	SICP		806,250
Stewart Glendinning	03/12/12	RSUs							7,013			300,016
	07/02/12	RSUs							7,235			300,035
	03/12/12	Perf. Units				28,572	34,844	69,688				500,011
	03/12/12	Stk.Options								24,361	42.78	200,004
	2012	MCIP	83,959	335,837	671,674
	2012	SICP		335,837

			Estimated Future Payouts Under Non- Equity Plan Awards			Estimated Future Payouts Under Equity Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Gavin Hattersley	07/02/12	RSUs #1							6,029			250,023
	07/02/12	RSUs #2							3,015			125,032
	07/02/12	Stk.Options #1								32,809	41.47	250,005
	07/02/12	Stk.Options #2								16,405	41.47	125,006
	2012	MCIP	104,325	417,300	834,600
Peter H. Coors (1)	05/30/12	Dir. RSUs							2,566			100,023
	2012	MCIP	255,000	1,020,000	2,040,000
Samuel Walker	03/01/12	RSUs							3,431			150,003
	03/12/12	RSUs							7,013			300,016
	03/12/12	Perf. Units				28,572	34,844	69,688				500,011
	03/12/12	Stk.Options								24,361	42.78	200,004
	2012	MCIP	92,640	370,559	741,118
	2012	SICP		370,559
Mark Hunter	03/12/120	RSUs							7,013			300,016
	7/02/12
	03/12/12	RSUs							7,235			300,035
	03/12/12	Perf. Units				28,572	34,844	69,688				500,011
	2012	Stk.Options								24,361	42.78	200,004
	2012	MCIP	80,620	322,481	644,962
		SICP		322,481

(1)  Mr. Coors received a restricted stock unit award for his services as Vice Chairman of the Board of Directors as described in the Director Compensation section beginning on page 16.

Estimated Future Payouts under Non-Equity Incentive Plan Award

The amounts represent the possible awards made under the annual MCIP in March 2012 to each of the NEOs as described beginning on page 37 of the CD&A. Given that the performance threshold was not achieved under the SICP, no payments were made under that plan in 2012.  Actual payments under the MCIP awards have already been determined, were paid on March 14, 2013 to U.S. NEOs and expected to be paid on or about April 15, 2013 to Mr. Hunter, and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the 2012 Summary Compensation Table.

Estimated Future Payouts under Equity Incentive Plan Awards

The awards represent PUs granted in 2012 under the Incentive Plan. The performance period for the Performance Unit awards is December 25, 2011 to December 27, 2014. The grant date fair value at target payout is included in the Stock Awards column (column (e)) of the 2012 Summary Compensation Table.  For a discussion of the Performance Unit and SIEP awards for 2012, see the CD&A beginning on page 39.

All Other Stock Awards; Number of Shares or Stock Units

The awards represent RSUs granted in 2012 under the Incentive Plan for all NEOs. The March 12, 2012 RSUs for all NEOs, July 2, 2012 RSUs #1 for Mr. Hattersley and March 1, 2012 RSUs for Mr. Walker vest on the third anniversary of the grant date.  The July 2, 2012 awards for Messrs. Glendinning and Hunter and the July 2, 2012 RSUs #2 for Mr. Hattersley vest in two equal installments beginning on the first anniversary of the grant date.  The grant date fair value is included in the Stock Awards column (column (e)) of the 2012 Summary Compensation Table.  For a discussion of the RSUs granted in 2012, see the CD&A beginning on page 39.  For Mr. Coors, the RSUs were awarded as compensation for his services as a director.

All Other Option Awards (Stock Options)

The awards represent stock options granted in 2012 to Named Executive Officers under the Incentive Plan. These options have a term of ten years from the grant date. The March 12, 2012 options and the July 2, 2012 options #1 for Mr. Hattersley vest in three equal annual installments beginning on the first anniversary of the grant date.  Mr. Hattersley’s July 2, 2012 options #2 vest in two equal installments beginning on the first anniversary of the grant date.  For a discussion of the stock options granted in 2012, see the CD&A beginning on page 39.

Annual Incentives

The Company maintains the MCIP as a sub-plan under the Incentive Plan.  The Committee may designate one or more criteria from the list outlined in the Incentive Plan.  Target annual incentives are established for each participant.  No payments can be made under the Incentive Plan if a minimum level of performance is not achieved.

Long Term Incentives

Stock Options

The Company has outstanding options under the Incentive Plan, Adolph Coors Company Equity Incentive Plan (1990 Plan) and the Molson Inc. 1988 Canadian Stock Option Plan (Molson Plan).  The plans provide that the exercise price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.

All grants under the 1990 Plan and the Molson Plan are vested.  Under the Incentive Plan, vesting accelerates in connection with a change in control and for retirement eligible employees who terminate.  In all other cases, unvested stock options are forfeited.

Restricted Stock Units (RSUs)

The Company has outstanding RSUs under the Incentive Plan.  The Company may impose such conditions or restrictions on any shares of RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each RSU, restrictions based upon the achievement of specific performance goals, time based restrictions on vesting following the attainment of the performance goals, time based restrictions, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or RSUs.

A participant has no voting rights with respect to any RSUs granted.  The Company may provide for dividend equivalents to be credited with respect to any RSUs granted, but has not done so.

In the event of death or disability, or for retirement eligible employees who terminate, RSU vesting is accelerated on a pro-rata basis.  In the event of a change in control, all RSUs vest.

Performance Units (PUs)

The Company has outstanding PUs under the Incentive Plan.  In connection with the grant of PUs or performance shares, the Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the value or number of PUs paid to the participant.

The form and timing of payment of earned PUs and performance shares shall be determined by the Committee.  The Committee, in its sole discretion, may pay earned PUs in the form of cash or in shares (or in a combination thereof) equal to the value of the earned PUs at the close of the performance period.  Any shares may be granted subject to restrictions deemed appropriate by the Committee.

In the event of death or disability, or for retirement eligible employees who terminate, PUs vesting is accelerated on a pro-rata basis based on final performance at the end of the vesting period.  In the event of a change in control, 120% of PUs vest on a pro-rata basis.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by the NEOs at the fiscal year ended December 29, 2012.  The year-end values set forth in the table are based on the $42.71 closing price for our Class B common stock on December 28, 2012, the last trading day of the fiscal year.

			Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock or Units that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Peter	—	—	—	—	17,854	$762,544	—	—
Swinburn	—	—	—	—	18,084	$772,368	—	—
	—	—	—	—	28,051	$1,198,058	—	—
	—	—	—	—	—	—	129,304	$1,540,011
	—	—	—	—	—	—	118,431	$1,600,003
	—	—	—	—	—	—	139,373	$2,000,003
	50,000	—	$37.18	03/15/15	—	—	—	—
	30,000	—	$31.57	05/02/15	—	—	—	—
	46,000	—	$34.57	03/16/16	—	—	—	—
	47,602	—	$45.79	05/18/17	—	—	—	—
	23,416	—	$57.76	05/15/18	—	—	—	—
	20,000	—	$55.23	07/01/18	—	—	—	—
	135,659	—	$42.02	05/14/19	—	—	—	—
	94,190	47,095	$43.13	03/15/20	—	—	—	—
	55,211	110,421	$44.24	03/04/21	—	—	—	—
	—	97,443	$42.78	03/12/22	—	—	—	—
Stewart	—	—	—	—	5,472	$233,709	—	—
Glendinning	—	—	—	—	4,973	$212,397	—	—
	—	—	—	—	7,013	$299,525	—	—
	—	—	—	—	7,235	$309,007	—	—
	—	—	—	—	—	—	39,631	$472,005
	—	—	—	—	—	—	32,569	$440,007
	—	—	—	—	—	—	34,844	$500,011
	20,000	—	$30.80	07/01/15	—	—	—	—
	9,500	—	$34.57	03/16/16	—	—	—	—
	10,794	—	$45.79	05/18/17	—	—	—	—
	10,166	—	$57.76	05/15/18	—	—	—	—
	44,574	—	$42.02	05/14/19	—	—	—	—
	28,869	14,434	$43.13	03/15/20	—	—	—	—
	15,183	30,366	$44.24	03/04/21	—	—	—	—
	—	24,361	$42.78	03/12/22	—	—	—	—
Gavin	—	—	—	—	3,015	$128,771	—	—
Hattersley	—	—	—	—	6,029	$257,499	—	—
	—	16,045	$41.47	07/02/22	—	—	—	—
	—	32,809	$41.47	07/02/22	—	—	—	—

			Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock or Units that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
Peter H.	—	—	—	—	9,275	$396,135	—	—
Coors	—	—	—	—	2,178	$93,022	—	—
	—	—	—	—	2,566	$109,594	—	—
	—	—	—	—	—	—	67,171	$800,007
	250,000	—	$32.66	02/12/14	—	—	—	—
	250,000	—	$37.18	05/12/15	—	—	—	—
	90,000	—	$32.67	05/18/16	—	—	—	—
	100,728	—	$45.79	05/18/17	—	—	—	—
	77,520	—	$57.76	05/15/18	—	—	—	—
	77,520	—	$42.02	05/14/19	—	—	—	—
	48,930	24,465	$43.13	03/15/20	—	—	—	—
Samuel	—	—	—	—	4,638	$198,089	—	—
Walker	—	—	—	—	4,521	$193,092	—	—
	—	—	—	—	3,421	$146,111	—	—
	—	—	—	—	7,013	$299,525	—	—
	—	—	—	—	—	—	33,586	$400,009
	—	—	—	—	—	—	29,608	$400,004
	—	—	—	—	—	—	34,844	$500,011
	20,000	—	$32.66	02/12/14	—	—	—	—
	20,000	—	$37.18	03/15/15	—	—	—	—
	23,791	—	$31.57	05/02/15	—	—	—	—
	50,000	—	$34.57	03/16/16	—	—	—	—
	42,314	—	$45.79	05/18/17	—	—	—	—
	26,762	—	$57.76	05/15/18	—	—	—	—
	38,760	—	$42.02	05/14/19	—	—	—	—
	24,265	12,233	$43.13	03/15/20	—	—	—	—
	13,803	27,605	$44.24	03/04/21	—	—	—	—
	—	24,361	$42.78	03/12/22	—	—	—	—
Mark	—	—	—	—	5,203	$222,220	—	—
Hunter	—	—	—	—	4,973	$212,397	—	—
	—	—	—	—	7,013	$299,525	—	—
	—	—	—	—	7,235	$309,007	—	—
	—	—	—	—	—	—	37,683	$448,805
	—	—	—	—	—	—	32,569	$440,007
	—	—	—	—	—	—	34,844	$500,011
	6,000	—	$32.66	02/12/14	—	—	—	—
	16,000	—	$37.18	03/15/15	—	—	—	—
	10,000	—	$29.49	06/01/15	—	—	—	—
	13,600	—	$34.57	03/16/16	—	—	—	—
	10,794	—	$45.79	05/18/17	—	—	—	—
	24,351	—	$57.76	05/15/18	—	—	—	—
	44,574	—	$42.02	05/14/19	—	—	—	—
	27,450	13,725	$43.13	03/15/20	—	—	—	—
	15,183	30,366	$44.24	03/04/21	—	—	—	—
	—	24,361	$42.78	03/12/22	—	—	—	—

(b)         This column includes SOSARs and stock options that have vested and have not been exercised.  Stock options and SOSARs generally vest in equal annual installments over a 3 year period, subject to acceleration of vesting in the event of a change in control or certain termination events.  See the Grants of Plan Based Awards for 2012 table for additional information regarding special vesting terms for certain 2012 awards to Mr. Hattersley.

(c)          This column includes SOSARs and stock options that have not vested.

(d)         This column does not appear in the table above as it is reserved for performance based stock options, which the Company does not award.

(e)          This column indicates the stock option and SOSAR strike price.

(f)           This column indicates the expiration date for stock options and SOSARs which is ten years from the date of grant.

(g)          This column includes unvested RSUs which generally vest on the third anniversary of the date of grant, based on continuing employment, subject to acceleration in the event of a change in control or certain termination events.  See the Grants of Plan Based Awards for 2012 table for additional information regarding special vesting terms for certain 2012 awards to Messrs. Hattersley, Glendinning, Walker and Hunter.  For Mr. Coors, this column includes unvested RSUs which were granted to him under the Incentive Plan for his service as Vice Chairman of the Board of Directors.

(h)         Market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs by the closing market price of $42.71 for Class B common stock on December 28, 2012.

(i)             This column indicates unvested Performance Units which vest at the conclusion of the performance period upon Committee approval, subject to acceleration in the event of a change in control.  Typically, the performance period is three years beginning with the fiscal year in which the award was granted.

(j)            The value of Performance Units is calculated based on target values as of the date of grant.  For the most recent three Performance Unit awards, the target payout is $11.91 for the 2010 award, $13.51 for the 2011 award and $14.35 for the 2012 award, per unit.  The final payout may be more or less depending on final performance.

Options Exercised and Stock Vested During 2012

The following table sets forth information for each of the Company’s NEOs regarding stock options exercised and stock awards vested during 2012.

		Stock Options	Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized On Vesting ($)(1)
Peter Swinburn	—	—	16,659	681,853
			36,816	1,521,237
Gavin Hattersley	—	—	—	—
Stewart Glendinning	—	—	5,474	224,051
			12,097	499,848
Peter H. Coors	250,000	4,005,000	9,520	389,654
	50,000	890,770	21,038	869,290
	50,000	1,009,015
	50,000	928,860
	50,000	936,500
	50,000	846,345
Samuel Walker	20,000	174,784	4,760	194,827
			10,519	434,645

		Stock Options	Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized On Vesting ($)(1)
Mark Hunter			5,474	224,051
			12,097	499,848

(1)       For stock awards vested, the values were calculated using the closing market price of our Class B Common Stock on the date of vesting.  For stock options exercised, the value realized is the difference between the fair market value of our Class B Common Stock at the time of exercise and the exercise price of the option.

(2)       RSU and Performance Unit awards vested on May 14, 2012.

2012 Pension Benefits

The following table sets forth the present value of accumulated benefits payable to each of the NEOs under the tax qualified and non-qualified retirement plans including their years of service (if applicable). Such amounts are determined using assumptions stated in Note 17 “Employee Retirement Plans and Postretirement Benefits” to the Company’s Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Peter S. Swinburn (U.K.)	Qualified Plan	33	9,731,262	384,579
Gavin Hattersley	—	—	—	—
Stewart Glendinning (U.K.)	Qualified Plan	3	548,196	—
Peter H. Coors	—	—	—	—
Samuel Walker	—	—	—	—
Mark Hunter (U.K.)	Qualified Plan	19	5,102,116	—

U.S. Pension

The Company froze its U.S. qualified pension plan in 2008 and the assets and liabilities of the plan were transferred to MillerCoors. During 2009, the Company converted its supplemental executive retirement plan (SERP) and excess benefit plan into the Supplemental Thrift Plan. The Supplemental Thrift Plan is described in the following section, 2012 Nonqualified Deferred Compensation.

U.K. Pension

Effective April 1, 2009, the Company froze its U.K. defined benefit plan for all employees. For Mr. Swinburn, the rate of accrual was 1/30th per year of service based on plan provisions in place at the time he joined the plan.  Final pensionable pay is defined as a one-year average of basic pay. The benefit is earned on a “straight line approach” and capped at a maximum of 20 years’ service.  Normal retirement age for executive participants is age 60. However, Mr. Swinburn chose to draw his benefits from age 55 without reduction for early payment under an enhanced early retirement facility. For Messrs. Glendinning and Hunter, the same general provisions apply with a rate of accrual of 1/45th per year of service.  Mr. Glendinning ceased accruing additional benefits as of his transfer to the U.S. in 2008 and Mr. Hunter ceased accruing additional benefits once the plan was frozen.

The qualified balances for Messrs Swinburn, Glendinning and Hunter are displayed in the table above.  The present value of accumulated benefits for the U.K. qualified pension plan is shown (through December 31, 2012) using an assumed retirement age of 60 (age 55 for Mr. Swinburn), a discount rate of 4.30%, a price inflation rate of 2.95%, and pension increases which are assumed to be 2.85% for pre-April 2006 contributions and 2.30% for post-April 2006 contributions. The average annual exchange rate for 2012 of 1.6153 U.S. dollars to the British Pound was used to complete the currency conversion.

2012 Nonqualified Deferred Compensation

The following table sets forth information for each of the named executive officers regarding aggregate executive and Company contributions and aggregate earnings (on the entire account balance) accrued during 2012, as well as year-end account balances under the Deferred Compensation Plans.

		Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Name	Plan	(a) ($)	(b) ($)	(c) ($)	(d) ($)	(e) ($)
Peter Swinburn	Supplemental Thrift	—	187,687	91,447	—	800,179
Gavin Hattersley	Supplemental Thrift	—	—	—	—	—
Stewart Glendinning	Supplemental Thrift	—	57,849	28,169	—	277,560
Peter H. Coors	Supplemental Thrift	—	118,260	45,514	—	544,546
	Indiv. Def. Comp. Plan	—	—	337,459	—	8,773,939
	Deferred RSUs	—	—	36,000	—	3,416,800
Samuel Walker	Supplemental Thrift	—	66,233	49,703	—	419,340
Mark Hunter	Individual EFRBS	—	150,060	(45)	—	355,019

(b) Company contributions to the Supplemental Thrift Plan are reflected in the Summary Compensation Table.

The Supplemental Thrift Plan for US Participants

The Supplemental Thrift Plan makes employees whole when the Internal Revenue Service Code 401(K) limits the Company contributions that otherwise would be credited to them under the Thrift Plan.  In 2012 Company contributions can only be made on income allowable up to $250,000.  The Company makes up for amounts that cannot be credited under the Thrift Plan by crediting the employee with the Company contributions in the Supplemental Thrift Plan. Participants are immediately vested in their Supplemental Thrift Plan benefit.  Employees are not permitted to make contributions to the Supplemental Thrift Plan and may not withdraw funds until they separate from the Company. Upon separation from the Company, plan balances are paid in a lump sum cash payment.

Additional Deferred Compensation Plans

Mr. Coors’ Individual Deferred Compensation Plan (IDCP) is an agreement entered into between Mr. Coors and the Company in 2009 to replace his previous nonqualified Molson Coors Brewing Company Excess Benefit Plan and Salary Continuation Plan.  The IDCP is an unfunded, non-qualified deferred compensation plan, which had an initial notional balance of $7,500,000 as of January 1, 2009 and which accumulates interest at a rate of 4% per annum (as represented by the Aggregate Earnings in Last Fiscal Year column for 2012).  Upon separation from the Company, the plan balance is paid in a lump sum cash payment.

Mr. Coors’ Deferred RSUs were awarded to him under the Incentive Plan in 2005 and vested 20% ratably over the ensuing 5 years.  Upon vesting, the shares, and any earned dividends, are deferred until Mr. Coors separates from the Company.  The Aggregate Earnings in the Last Fiscal Year represents the increase in value of deferred dividend payments plus the number of deferred shares times the change in Company stock price from December 23, 2010 ($50.93) to December 28, 2012 ($42.71).  The Aggregate Balance at Last Fiscal Year-End represents the number of deferred shares times the value of our Class B common stock as of December 28, 2012.

Mr. Hunter’s “Individual EFRBS” is a defined contribution individual Employer Financed Retirement Benefit Scheme.  The Individual EFRBS makes Mr. Hunter whole given the GBP 1,500,000 limit on pension account balances under U.K. tax law.  The Company makes up for amounts that cannot be credited in a tax favorable way under the Company’s tax approved U.K. Pension plan through notional contributions to the Individual EFRBS.  Mr. Hunter may not make contributions to the plan, is fully vested in this plan and will receive benefits in the form of a lump sum payment upon retirement from the Company, as defined under his individual EFRBS agreement.  The EFRBS is an unfunded arrangement whereby earnings mirror those of the Company’s tax approved U.K. pension arrangement. Mr. Hunter is free to direct the notional investment of his notional fund in line with the options available under the Company’s tax approved U.K. pension arrangement. The benefit is paid in a lump sum payment that will be subject to U.K. Income Tax and National Insurance Contributions.  Given the earnings for Mr. Hunter’s deferred compensation plan was negative in 2012, no value was included in the Deferred Compensation Earnings column of the Summary Compensation Table.

Of the amounts in column (e), the following amounts were also included in the Total Compensation column of the Summary Compensation Table for 2012, 2011 and 2010:

Name	Plan	Reported for 2012 ($)	Previously Reported for 2011 ($)	Previously Reported for 2010 ($)	Total ($)
Peter Swinburn	Supplemental Thrift	279,134	242,286	251,700	773,120
Gavin Hattersley (1)	Supplemental Thrift	—	n/a	n/a	—
Stewart Glendinning	Supplemental Thrift	86,018	85,249	95,532	266,799
Peter H. Coors	Supplemental Thrift	163,774	116,384	124,563	404,721
	Indiv. Def. Comp. Plan	337,459	—	—	337,459
	Deferred RSUs	36,000	—	—	36,000
Samuel Walker	Supplemental Thrift	115,937	97,436	110,815	324,188
Mark Hunter (2)	Individual EFRBS	150,015	n/a	n/a	n/a

(1)         Mr. Hattersley joined the Company in June 2012.

(2)         Mr. Hunter was not an NEO in 2011 or 2010 and values are therefore not provided.

Given that the aggregate earnings for the three deferred compensation plans in 2010 and 2011 were negative for Mr. Coors and the other named executive officers, no values were included for Deferred Compensation Earnings in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2010 and 2011.  The amounts shown in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2010 and 2011 for Messrs. Swinburn, Glendinning and Hunter relate to the increase in pension value under the tax qualified pension plan for our UK entity.  The amounts contributed by the Company to the named executive officers’ Thrift Plan and Supplemental Thrift Plan were included in the “All Other Compensation” column of the Summary Compensation Table for 2010, 2011 and 2012.

2012 Potential Payments upon Termination or Change in Control

The following table reflects the incremental amount of compensation payable to each of the NEOs in the event of various termination scenarios or a change in control of the Company. The amounts shown assume that such termination was effective as of December 29, 2012, and the value of our Class B common stock was the December 28, 2012, closing market price of $42.71. The amounts do not include benefits earned or vested on or before December 29, 2012, or benefits provided under insurance or regular programs generally available to salaried employees.

Voluntary Separation or Retirement

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of Restricted Stock/Performance Units ($)	Pension Enhancements ($)
Peter Swinburn	—	—	—	4,473,223	—
Gavin Hattersley	—	—	—	—	—
Stewart Glendinning	—	—	—	—	—
Peter H. Coors	—	—	—	1,322,751	—
Samuel Walker	—	—	—	—	—
Mark Hunter	—	—	—	—	—

Messrs. Swinburn and Coors are retirement eligible for purposes of the Incentive Plan and are entitled to accelerated vesting of all of their stock options and a pro-rata portion of their Performance Units and RSUs.  The amounts in the table reflect the (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $42.71, the closing price of the Class B common stock on December 28, 2012) and (ii) the pro-rata value of Performance Units and RSUs using the closing price of the Class B common stock on December 28, 2012 ($42.71).  Performance Units are still subject to the Company meeting the applicable performance requirement.  The table assumes performance at target.  Messrs. Hattersley, Glendinning, Walker and Hunter are not retirement eligible and would receive no additional payments.

Involuntary Termination Without Cause

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of Restricted Stock/Performance Units ($)	Pension Enhancements ($)
Peter Swinburn	2,150,000	68,947	—	—	—
Gavin Hattersley	500,000	—	—	—	—
Stewart Glendinning	559,728	27,375	—	—	—
Peter H. Coors	5,610,000	637,500	—	76,008	—
Samuel Walker	500,000	—	—	—	—
Mark Hunter	537,469	22,296	—	—	—

The amounts for Messrs. Swinburn, Coors, Glendinning and Hunter are pursuant to the terms of their respective employment agreements.  Under his employment agreement, all of Mr. Coors equity would accelerate in the event of involuntary termination.   He would also receive the same payment under termination for good reason.  For Messrs. Hattersley and Walker, the amounts reflect the terms of the Company’s severance plan.  Mr. Swinburn is retirement eligible for purposes of the Incentive Plan and is entitled to accelerated vesting of all of their stock options and a pro-rata portion of his Performance Units and RSUs.  These amounts are set forth in the Voluntary Separation or Retirement Table.  For Mr. Coors, the amount in the Acceleration of Vesting of Restricted Stock/Performance Units column represents the incremental amount he would receive for the vesting of all Performance Units over the pro-rata amount that he would receive under the Retirement provision of the award and represented in the Retirement Table.

Termination for Cause

No amounts are paid if the NEO is terminated for cause.

Disability / Death

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of Restricted Stock/Performance Units ($)	Pension Enhancements ($)
Peter Swinburn	—	—	—	4,473,223	—
Gavin Hattersley	—	—	—	91,229	—
Stewart Glendinning	—	—	—	1,392,227	—
Peter H. Coors	—	—	—	1,322,751	—
Samuel Walker	—	—	—	1,184,021	—
Mark Hunter	268,734	—	—	1,359,738	—

The amounts in the table reflect the pro-rata value of Performance Units and RSUs.  Performance Units are still subject to the Company meeting the applicable performance requirement.  The table assumes performance at target.

Change in Control

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of Restricted Stock/Performance Units ($)	Pension Enhancements ($)	Excise Tax Gross- ups ($)
Peter Swinburn	5,643,750	41,910	—	6,270,449	—	4,660,066
Gavin Hattersley	2,921,100	49,717	—	386,269	—	n/a
Stewart Glendinning	2,686,694	49,712	—	2,065,634	—	1,985,784
Peter H. Coors	—	—	—	1,493,816	—	n/a
Samuel Walker	2,964,470	49,352	—	1,738,002	—	—
Mark Hunter	2,579,850	25,000	—	2,028,180	—	n/a

The amounts in the table under Severance Payments and Benefits and Perquisites reflect the payments under the CIC Program.  Mr. Coors does not participate in the CIC Program and would not receive any additional compensation beyond the equity compensation due to accelerating vesting, which is guaranteed per the terms of his Incentive Awards.  The amounts in the table also reflect the (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $42.71, the closing price of the Class B common stock on December 28, 2012 and (ii) the value of Performance Units and RSUs using the closing price of the Class B common stock on December 28, 2012 ($42.71).  The value of the Performance Units is calculated assuming pro-rata vesting and performance at 120% of target.  Mr. Hattersley would not be eligible for an excise tax gross-up as the Company has ceased providing this benefit to new executives.

Change in Control Program

The Change in Control (CIC) Program provides benefits to participants in the event that their employment is terminated within a specified period following a change in control of the Company.   In the event of termination due to a change in control, under the CIC Program, the benefits for participants are:

•                  A lump sum payment of the sum of salary and target annual bonus times the applicable multiplier (3x for the NEOs, other than Mr. Coors);

•                  A pro rata annual bonus at target covering the performance year in which the employee is terminated due to a change in control;

•                  For executives participating in a U.S. health plan, the ability to continue health coverage under COBRA at the same cost sharing level as active employees;

•                  Up to 12 months of outplacement services; and

•                  Accelerated vesting of stock options, restricted stock, RSUs, and other stock based awards, including performance units at 120% of target, with stock options remaining exercisable until the earlier of one year after termination of employment or the expiration of the term of the stock option.

Under the CIC Program, “cause” will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct, or willful failure to perform duties. “Good reason” for a participant will arise following a change in control if the Company fails to pay the participant as promised, materially reduces or modifies the participant’s position, responsibilities or authority, or requires relocation outside a 50 mile radius of the participant’s location of employment. For purposes of the CIC Program, a change in control will occur if an individual or group acquires voting stock of the Company sufficient to have more voting power than the Voting Trust established under the Class A Common Stock Voting Trust Agreement, there is an unwelcome change in the majority of the Board or a merger or other business combination occurs and the Voting Trust no longer holds more than 50 percent of the voting power. The CIC Program supersedes change in control provisions in individual employment agreements. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs. Mr. Coors does not participate in the CIC Program.

MATERIAL TERMS OF EMPLOYMENT AGREEMENTS

The Company has employment agreements in place with Messrs. Swinburn, Coors, Glendinning and Hunter.

Coors Employment Agreement

We entered into the current employment agreement with Mr. Coors that took effect on January 1, 2009. Mr. Coors receives an annual base salary of $850,000, which has remained unchanged since 2008.  Mr. Coors has a target bonus percentage that was set at a minimum of 80% of his annual base salary.  The agreement further provides that if Mr. Coors’ employment terminates for good reason or involuntarily without cause, Mr. Coors’ will receive the sum of (a) the remaining year’s base salary and bonus at target for the year in which the termination occurs; (b) 3 times the sum of Mr. Coors base salary and bonus at target; and (c) 3 times 25% of Mr. Coors annual base salary as compensation for terminated benefits and perquisites.  In addition, all unvested equity awards under the Incentive Plan will immediately vest upon involuntary termination.

In conjunction with entering into the employment agreement, Mr. Coors also entered into a confidentiality and non-competition agreement in favor of the Company that applies during the term of his employment and for 12 months thereafter.

Mr. Coors is also covered by a deferred compensation agreement described in more detail in the narrative to the 2012 Nonqualified Deferred Compensation Table on page 6.

Swinburn Employment Agreement

Mr. Swinburn’s employment agreement as CEO took effect on July 1, 2008. The agreement provides that Mr. Swinburn’s employment may be terminated by the Company on 24 months prior written notice or by Mr. Swinburn by giving 6 months prior written notice.  Under the terms of his employment agreement, Mr. Swinburn is entitled to travel benefits to the U.K. as described on page 6 and a monthly car allowance.  Mr. Swinburn does not receive any tax assistance associated with his travel benefits or car allowance.

Glendinning Employment Agreement

Mr. Glendinning’s employment agreement as CFO took effect on July 1, 2008. The agreement provides that, in the event of involuntary termination by the Company other than for cause, Mr. Glendinning receives continued salary and benefits for 12 months.  This portion of his agreement currently remains in effect through his current assignment.

Hunter Employment Agreement

Mr. Hunter’s original employment agreement as Marketing and International Director of our U.K. business took effect on March 20, 2002. The agreement provides that, in the event of involuntary termination by the Company other than for cause, the Company is required to give Mr. Hunter 12 months notice, or pay and benefits in lieu of notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2012 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee (or former officer or employee) of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Molson Coors’ executive officers, directors and more than 10% stockholders are required under Section 16(a) of the Exchange Act to file with the SEC, reports of ownership and changes in ownership in their holdings of Molson Coors stock. Copies of these reports also must be furnished to Molson Coors. Based on an examination of these reports and on written representations provided to Molson Coors, all such reports were timely filed during 2012 except for a late Form 4 for David Perkins relating to the sale of shares of Class B common stock.

QUESTIONS AND ANSWERS ABOUT COMMUNICATING WITH THE BOARD,
STOCKHOLDER PROPOSALS AND COMPANY DOCUMENTS

1.              How do I communicate with the Board?

Stockholders and other interested parties may communicate directly with the Chairman of the Board, Chairman of the Audit Committee, the independent Directors as a group or the non-employee Directors as a group by writing to those individuals or the group at the following address: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202. Correspondence received by the Corporate Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent Directors of the Board.

2.              How do I submit a proposal for action at the 2014 Annual Meeting of Stockholders?

To be eligible for inclusion in Molson Coors’ proxy statement for the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must have been received by Molson Coors by the close of business on December •, 2013.  Under Rule 14a-8 under the Exchange Act, a shareholder submitting a proposal to be included in the Company’s proxy statement is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company’s securities and to have held such securities continuously for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

For proposals not intended to be included in the proxy statement or nominations of persons to stand for election to the Board, the bylaws require that such stockholder must be entitled to vote at the annual meeting and must have given timely notice of the stockholder proposal in writing to the Corporate Secretary of Molson Coors, and such business must be a proper matter for action by holders of the class of stock held by such stockholder.  Failure to deliver a proposal in accordance with the procedures discussed below and in the bylaws may result in the proposal not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at a shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  To be timely for the 2014 annual meeting of stockholders, a stockholder’s notice shall have been delivered to the Corporate Secretary at the principal executive offices of Molson Coors no earlier than January 29, 2014 and no later than February 28, 2014 and must include the information required by Section 1.9.2 of our bylaws.

3.              Where can I get copies of the Company’s corporate governance documents?

Our current Corporate Governance Guidelines, Code of Business Conduct, Restated Certificate of Incorporation, bylaws and written charters for the Audit, Nominating, Compensation and Finance Committees are posted on our website at www.molsoncoors.com.  Stockholders may also request a free copy of these documents from: Molson Coors Brewing Company, c/o Shareholder Services, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

4.              Where can I get a copy of the Company’s Annual Report on Form 10-K?

You can request to receive a copy of our Form 10-K at no charge. You should send your written requests to our Corporate Secretary at 1225 17th Street, Suite 3200, Denver, Colorado 80202. The exhibits to the Form 10-K are available upon payment of charges that approximate our cost of reproduction.

You can also obtain copies of the Form 10-K and exhibits, as well as other filings we make with the SEC, on our website at www.molsoncoors.com or on the SEC’s website at www.sec.gov.

5.              What is householding?

The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials and set of proxy materials to an address shared by two or more of our stockholders.  This delivery method, referred to as “householding,” can result in significant cost savings for the Company.  As a result, stockholders who share the same address and hold some or all of their shares of common stock through a broker, bank or other nominee may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders at that address. Certain brokers, banks and other nominees have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings should contact their broker, bank or other nominee for more information, and stockholders of record should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.

The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.  A stockholder preferring to receive his or her own set of the Notice of Internet Availability of Proxy Materials and/or proxy materials now or in the future, should contact Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.  However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year’s Annual Meeting should follow the instructions included in the Notice of Internet Availability that was sent to the stockholder.

OTHER BUSINESS

As of the date of this proxy statement, Molson Coors received no proposal, nomination for director or other business submitted in accordance with its bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this proxy statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of the Board of Directors,

Samuel D. Walker
Chief People and Legal Officer and Corporate Secretary

April •, 2013

APPENDIX A

MOLSON COORS BREWING COMPANY

DIRECTOR INDEPENDENCE STANDARDS

A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that:

a.             a director is, or has been within the last 3 years, an employee of the Company, or an immediate family member is, or has been within the last 3 years, an executive officer, of the Company;

b.             a director has received or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service;

c.             a director (i) is or has an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was or has an immediate family member who was within the last 3 years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

d.             a director is or has an immediate family member who is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

e.             a director is currently employed, or a director’s immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or 2 percent of that entity’s consolidated gross revenues; or

f.             a director, or a director’s immediate family serves as an officer, director or trustee of a charitable organization, where the Company’s discretionary contributions are in an amount that exceeds the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues.

For purposes of this Appendix A, “immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home; and “Company” includes any subsidiary in the consolidated group with the Company.

A-1

APPENDIX B

AMENDMENT NO. 1

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

MOLSON COORS BREWING COMPANY

Article FOURTH(b) of the Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following subsection (13) immediately following the end of the current text:

“(13)               Beginning with the first annual meeting of stockholders held after January 1, 2014, if the Corporation is required by Rule 14a-21(a) or any successor rule promulgated under the United States Securities Exchange Act of 1934, as amended, to provide for an advisory vote of its stockholders on a resolution to approve the compensation of the Corporation’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K or any successor item or regulation promulgated under the United States Securities Act of 1933, as amended), then at any such annual meeting of stockholders the Class A Holders and the Class B Holders shall have the right to vote, together as a single class, on an advisory basis on any such resolution.  No other separate class vote of the Class A Holders, the Class B Holders or any other class or series of the Corporation’s capital stock shall be required with respect to any such resolution.  The affirmative vote of a majority of the votes cast by the Class A Holders and the Class B Holders, voting together as a single class, shall be required to approve any such resolution.  As the vote on any such resolution shall be advisory, the outcome of such vote will not be binding on the Corporation or the Board of Directors.”

B-1

MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). M57827-P371040-Z59968 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except For All Withhold All MOLSON COORS BREWING COMPANY The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2, 3 and 4. ! ! ! VOTE ON DIRECTORS: 1. Election of Directors Nominees: 01) Francesco Bellini 02) Peter H. Coors 03) Christien Coors Ficeli 04) Brian D. Goldner 05) Franklin W. Hobbs 06) Andrew T. Molson 07) Geoffrey E. Molson 08) Iain J.G. Napier 09) Peter Swinburn 10) Douglas D. Tough 11) Louis Vachon Abstain For VOTE ON PROPOSALS: Abstain For Against Against ! ! ! ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013. 4. To approve an amendment to the Company's Restated Certificate of Incorporation to provide that the holders of our Class A common stock and Class B common stock shall vote together as a single class, on an advisory basis, on any proposal to approve the compensation of the Company's named executive officers presented at any annual meeting of stockholders held after January 1, 2014. ! ! ! 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. 5. To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

MOLSON COORS BREWING COMPANY PROXY / VOTING INSTRUCTIONS FOR Holders of Class A Common Stock of Molson Coors Brewing Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on May 29, 2013 Cut-off Date For Holders of Class A Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on May 29, 2013 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on May 28, 2013. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 24, 2013. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M57828-P371040-Z59968 MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the annual meeting of stockholders to be held on May 29, 2013, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 1, 2013, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 29, 2013, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 1, 2013, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION. Address Changes/Comments: ________________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). M57829-P371040-Z59968 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except For All Withhold All MOLSON COORS BREWING COMPANY The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2. ! ! ! VOTE ON DIRECTORS: 1. Election of Directors Nominees: 01) Roger Eaton 02) Charles M. Herington 03) H. Sanford Riley VOTE ON PROPOSAL: For Abstain Against ! ! ! 2. To approve an amendment to the Company’s Restated Certificate of Incorporation to provide that the holders of our Class A common stock and Class B common stock shall vote together as a single class, on an advisory basis, on any proposal to approve the compensation of the Company’s named executive officers presented at any annual meeting of stockholders held after January 1, 2014. In their discretion, the proxies named herein (or either of them) are authorized to vote upon such other business as may properly come before the meeting.

MOLSON COORS BREWING COMPANY PROXY / VOTING INSTRUCTIONS FOR Holders of Class B Common Stock of Molson Coors Brewing Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the MillerCoors LLC Savings & Investment Plan For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on May 29, 2013 Cut-off Date For Holders of Class B Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on May 29, 2013 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on May 28, 2013. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 24, 2013. Cut-off Date For Participants in the MillerCoors LLC Savings & Investment Plan Voting instructions from participants in the MillerCoors LLC Savings & Investment Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 22, 2013. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M57830-P371040-Z59968 MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the annual meeting of stockholders to be held on May 29, 2013, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 1, 2013, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 29, 2013, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 1, 2013, in accordance with the individual's voting instructions. Participants in the MillerCoors LLC Savings & Investment Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the annual meeting of stockholders of Molson Coors Brewing Company to be held on May 29, 2013, all the voting rights related to the shares of Molson Coors Brewing Company attributed to the individuals at the close of business on April 1, 2013, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE PROXY/VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION. Address Changes/Comments: ________________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)